                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT
                                  By and Among
                        GERDAU S.A. and GERDAU USA INC.
                                      And
                               KYOEI STEEL, LTD.
                              For the Purchase and
                          Sale of the Common Stock of
                               FLS HOLDINGS, INC.
                         Dated as of September 27, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                               Page

ARTICLE I

SALE OF STOCK
          1.1  Sale of Stock..................................................   -2-
               -------------
          1.2  Purchase Price.................................................   -2-
               --------------
          1.3  Closing of Purchase and Sale...................................   -2-
               ----------------------------

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER
          2.1  Due Incorporation and Qualification............................   -3-
               -----------------------------------
          2.2  Outstanding Capital Stock......................................   -3-
               -------------------------
          2.3  Options or Other Rights........................................   -4-
               -----------------------
          2.4  Title To Stock.................................................   -4-
               --------------
          2.5  Articles of Incorporation and By-Laws..........................   -4-
               -------------------------------------
          2.6  Books and Records..............................................   -5-
               -----------------
          2.7  Authority of Seller............................................   -5-
               -------------------
          2.8  Financial Statements...........................................   -7-
               --------------------
          2.9  No Undisclosed Liabilities.....................................   -7-
               --------------------------
         2.10  Inventories....................................................   -8-
               -----------
         2.11  Litigation.....................................................   -8-
               ----------
         2.12  Taxes..........................................................   -8-
               -----
         2.13  Title to Properties; Assets Complete...........................  -10-
               ------------------------------------
         2.14  Compliance with Laws...........................................  -10-
               --------------------
         2.15  Contracts and Other Agreements.................................  -11-
               ------------------------------
         2.16  Properties.....................................................  -13-
               ----------
         2.17  Accounts and Notes Receivable..................................  -15-
               -----------------------------
         2.18  Fixed Assets...................................................  -15-
               ------------
         2.19  Proprietary Rights.............................................  -16-
               ------------------
         2.20  Major Customers and Suppliers..................................  -17-
               -----------------------------
         2.21  Labor Relations; Employees.....................................  -17-
               --------------------------
         2.22  Employee Benefit Plans.........................................  -18-
               ----------------------
         2.23  Insurance......................................................  -24-
               ---------
         2.24  Environmental and Safety Matters...............................  -25-
               --------------------------------
         2.25  Officers, Directors and Key Employees..........................  -25-
               -------------------------------------
         2.26  Franchises and Licenses........................................  -25-
               -----------------------
         2.27  Transactions with Affiliated Parties...........................  -26-
               ------------------------------------

                                      (i)

         2.28  No Changes Prior to Closing Date...............................  -26-
               --------------------------------
         2.29  Disclosure.....................................................  -27-
               ----------
         2.30  Broker's or Finder's Fees......................................  -28-
               -------------------------
         2.31  Filings with the SEC...........................................  -28-
               --------------------
         2.32  Bank Accounts..................................................  -28-
               -------------
         2.33  Closing Date...................................................  -28-
               ------------

ARTICLE III

REPRESENTATIONS OF Gerdau AND BUYER
          3.1  Incorporation and Qualification................................  -29-
               -------------------------------
          3.2  Articles of Incorporation, By-Laws and Governing Documents.....  -29-
               ----------------------------------------------------------
          3.3  Authority of Buyer.............................................  -29-
               ------------------
          3.4  Securities Acknowledgment......................................  -31-
               -------------------------
          3.5  Pending Actions................................................  -32-
               ---------------
          3.6  Broker's or Finder's Fees......................................  -32-
               -------------------------

ARTICLE IV

COVENANTS TO BE PERFORMED PRIOR TO THE CLOSING
----------------------------------------------
          4.1  Operation in Ordinary Course...................................  -33-
               ----------------------------
          4.2  Notice of Events...............................................  -34-
               ----------------
          4.3  Exclusive Dealing..............................................  -34-
               -----------------
          4.4  Examinations and Investigations................................  -34-
               -------------------------------
          4.5  Release of Guaranties, Discharge of MIC Loan...................  -35-
               --------------------------------------------
          4.6  Hart-Scott-Rodino Act..........................................  -35-
               ---------------------

ARTICLE V

CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE
--------------------------------------------------------
          5.1  Accuracy of Representations and Warranties.....................  -36-
               ------------------------------------------
          5.2  Performance Of Covenants.......................................  -36-
               ------------------------
          5.3  Certified Copy of Authorizing Resolutions......................  -36-
               -----------------------------------------
          5.4  No Material Adverse Change.....................................  -36-
               --------------------------
          5.5  Governmental Permits and Approvals.............................  -37-
               ----------------------------------
          5.6  Opinions of Counsel............................................  -37-
               -------------------
          5.7  No Litigation..................................................  -37-
               -------------

                                      (ii)

          5.8  Certificates of Good Standing..................................  -37-
               -----------------------------
          5.9  Compliance With HSR............................................  -37-
               -------------------
         5.10  Third-Party Consents...........................................  -38-
               --------------------
         5.11  Transfer Taxes.................................................  -38-
               --------------
         5.12  Stock Certificates.............................................  -38-
               ------------------
         5.13  Shareholder's Agreement........................................  -38-
               -----------------------
         5.14  Sumitomo Corporation...........................................  -38-
               --------------------
         5.15  Resignations of Directors and Officers.........................  -38-
               --------------------------------------

ARTICLE VI

CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE
---------------------------------------------------------
          6.1  Accuracy of Representations and Warranties.....................  -39-
               ------------------------------------------
          6.2  Performance of Covenants.......................................  -39-
               ------------------------
          6.3  Opinion of Buyer and Gerdau's Counsel..........................  -40-
               -------------------------------------
          6.4  No Litigation..................................................  -40-
               -------------
          6.5  Certificates of Good Standing..................................  -40-
               -----------------------------
          6.6  Standby Letter of Credit.......................................  -40-
               ------------------------
          6.7  Buyer Notes....................................................  -40-
               -----------
          6.8  Certified Copy of Authorizing Resolutions......................  -40-
               -----------------------------------------
          6.9  Shareholders Agreement.........................................  -40-
               ----------------------

ARTICLE VII

ACTIONS TO BE TAKEN AT THE CLOSING
----------------------------------
          7.1  Stock Certificates.............................................  -41-
               ------------------
          7.2  Purchase Price.................................................  -41-
               --------------
          7.3  Collateral Documents...........................................  -41-
               --------------------

ARTICLE VIII

POST-CLOSING COVENANTS
----------------------

ARTICLE IX

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
-----------------------------------------------------------
          9.1  Survival of Representations and Warranties.....................  -42-
               ------------------------------------------
          9.2  Seller's Agreement to Indemnify................................  -42-
               -------------------------------

                                     (iii)

          9.3  Buyer's Agreement to Indemnify.................................  -43-
               ------------------------------
          9.4  Indemnification Procedure......................................  -43-
               -------------------------
          9.5  Limitations on Liability of Seller and Buyer...................  -44-
               --------------------------------------------

ARTICLE X

TERMINATION OF AGREEMENT
------------------------
         10.1  Termination....................................................  -45-
               -----------
         10.2  Survival.......................................................  -45-
               --------

ARTICLE XI

MISCELLANEOUS
-------------
         11.1  Knowledge......................................................  -46-
               ---------
         11.2  Gender.........................................................  -46-
               ------
         11.3  Expenses.......................................................  -46-
               --------
         11.4  Entire Agreement...............................................  -46-
               ----------------
         11.5  Notices........................................................  -47-
               -------
         11.6  No Third Party Beneficiaries...................................  -48-
               ----------------------------
         11.7  Headings.......................................................  -49-
               --------
         11.8  Governing Law..................................................  -49-
               -------------
         11.9  Parties in Interest............................................  -49-
               -------------------
        11.10  Counterparts...................................................  -49-
               ------------
        11.11  Severability...................................................  -49-
               ------------
        11.12  Arbitration....................................................  -49-
               -----------
        11.13  Jurisdiction...................................................  -53-
               ------------
        11.14  Agent for Service of Process...................................  -53-
               ----------------------------
        11.15  Interpretation.................................................  -53-
               --------------
        11.16  Schedules and Exhibits.........................................  -53-
               ----------------------

ARTICLE XII

GUARANTEES
----------

                                      (iv)

                               LIST OF SCHEDULES
                               -----------------

     Schedule 2.1      -     Due Incorporation and Qualification
     Schedule 2.2      -     Outstanding Capital Stock
     Schedule 2.3(a)   -     Options or Other Rights - FLS
     Schedule 2.3(b)   -     Options or Other Rights - AmeriSteel
     Schedule 2.5(a)   -     Articles of Incorporation
     Schedule 2.5(b)   -     Bylaws
     Schedule 2.7(b)   -     Conflicts
     Schedule 2.7(d)   -     Acceleration
     Schedule 2.7(g)   -     Violation of Permits
     Schedule 2.8      -     Financial Statements
     Schedule 2.9      -     No Undisclosed Liabilities
     Schedule 2.10     -     Inventories
     Schedule 2.11     -     Litigation
     Schedule 2.12(b)  -     Filing Extensions for Taxes
     Schedule 2.12(d)  -     Tax Disputes, Claims, and Filings
     Schedule 2.13     -     Title to Properties; Assets Complete
     Schedule 2.14     -     Compliance with Laws
     Schedule 2.15     -     Contracts and Other Agreements
     Schedule 2.16(a)  -     Owned Properties
     Schedule 2.16(b)  -     Leased Properties
     Schedule 2.18     -     Fixed Assets
     Schedule 2.19(a)  -     List of Proprietary Rights
     Schedule 2.19(b)  -     Limits on Proprietary Rights
     Schedule 2.20(a)  -     Major Customers
     Schedule 2.20(b)  -     Major Suppliers
     Schedule 2.21     -     Labor Relations; Employees
     Schedule 2.22     -     Employee Benefit Plans
     Schedule 2.23     -     Insurance
     Schedule 2.24     -     Environmental and Safety Matters
     Schedule 2.25     -     Officers, Directors and Key Employees
     Schedule 2.26     -     Franchises and Licenses
     Schedule 2.27     -     Transactions with Affiliated Parties
     Schedule 2.32     -     Bank Accounts
     Schedule 3.1      -     Incorporation and Qualification
     Schedule 3.2      -     Articles of Incorporation, By-Laws and Governing Documents


                                      (v)

                                LIST OF EXHIBITS
                                ----------------

     Exhibit 1.2 (a)    -    Kyoei Wire Transfer Instructions
     Exhibit 1.2 (b)    -    Form of Buyer Notes
     Exhibit 5.6 (a)    -    Form of Opinion from Smith, Gambrell & Russell, LLP
     Exhibit 5.6 (b)    -    Form of Opinion from Braun Moriya Hoashi & Kubota
     Exhibit 5.6 (C)    -    Form of Opinion from Trenam, Kemker, Scharf, Barkin, Frye,
                             O'Neill & Mullis
     Exhibit 5.13       -    Shareholders Agreement
     Exhibit 6.3        -    Form of Opinion from Greenberg, Traurig
     Exhibit 6.6        -    Form of Standby Letter of Credit

                                      (vi)

                             LIST OF DEFINED TERMS

AAA                                     11.12
Affiliate                               2.15
AmeriSteel Stock                        Recitals
AmeriSteel                              Recital
Ancillary Documents                     2.7
Ancillary Document                      2.7
Associate                               2.15
Balance Sheet Date                      2.8
Business Day                            11.5
Buyer                                   Preamble
Buyer Documents                         3.3
Buyer Notes                             1.2 (b)
Cash Consideration                      1.2 (a)
Closing                                 1.3
Closing Date                            1.3
Code                                    2.12(f)
Controlled Group                        2.22
Employee Benefit Plan                   2.22
Environmental and Safety Requirements   2.24
ERISA                                   2.22
Exon - Florio Amendment                 2.7
Financial Statements                    2.8
Fixed Assets                            2.18
FLS                                     Recitals
HSR Act                                 4.6
Improvements                            2.16 (d)
Indemnitee                              9.4
Indemnitor                              9.4
Knowledge                               11.1
Latest Balance Sheet                    2.8
Leased Real Property                    2.16 (b)
Liens                                   2.4 (a)
Loss of Buyer                           9.2
Loss of Seller                          9.3
MIC                                     4.5
Notice of Claim                         9.4
Owned Real Property                     2.16 (a)
PBGC                                    2.22
Permits                                 2.26

                                     (vii)

Permitted Liens                         2.13
Proprietary Rights                      2.19 (d)
Public Reports                          2.31
Purchase Price                          1.2
Purchased Stock                         Recitals
Securities Act                          2.15
Securities Exchange Act                 2.31
Seller                                  Preamble
Shareholders Agreement                  5.13
Tax Returns                             2.12 (a)
Taxes                                   2.12 (a)
VEBA                                    2.22
Welfare Plan                            2.22

                                     (viii)

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT is dated as of the 27/th/ day of September, 1999, by and among Gerdau S.A., a corporation formed under the laws of Brazil ("Gerdau"), Gerdau USA INC., a Delaware corporation, a wholly-owned subsidiary of Gerdau ("Buyer"), and KYOEI STEEL, LTD, a corporation formed under the laws of Japan ("Seller").


                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Seller owns all two hundred (200) of the issued and outstanding shares of FLS HOLDINGS, INC., a Delaware corporation ("FLS"); and

     WHEREAS, Seller desires to sell, and Buyer desires to purchase, one hundred seventy-six shares (176) or eighty-eight percent (88%) of the two hundred (200) authorized, issued and outstanding shares of stock of FLS, pursuant to this Agreement (the "Purchased Stock"); and

     WHEREAS, FLS is a holding company that has no active operations or employees, and whose primary asset is nine million (9,000,000) shares (the "AmeriSteel Stock") or approximately eighty-five and forty-nine hundredths percent (85.49%) of the Class B Common Stock of AmeriSteel Corporation, a Florida corporation, ("AmeriSteel"), which effective as of the closing will automatically convert to Class A Common Stock such that upon conversion, the AmeriSteel Stock will represent approximately eighty-five and thirty-six hundredths percent (85.36%) of the common equity of AmeriSteel;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                                  SALE OF STOCK
                                 --------------

     1.1  Sale of Stock.  Subject to the terms and conditions of this Agreement,
          -------------
and on the basis of the representations and warranties hereinafter set forth, at the Closing (as hereinafter defined), Seller agrees to sell, assign, convey, transfer and deliver the Purchased Stock to Buyer, and Buyer agrees to purchase the Purchased Stock from Seller. The certificates representing the Purchased Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank by Seller, with all necessary transfer tax and other revenue stamps, if any, acquired at Seller's expense. Seller agrees at any time after Closing, without further compensation, to cure any deficiencies with respect to the endorsements of the certificates representing the Purchased Stock, or with respect to the stock power accompanying any such certificates, and to take any other actions necessary to fully and completely transfer ownership of the Purchased Stock to Buyer free and clear of all liens, encumbrances, restrictions, claims and obligations.

     1.2  Purchase Price.  In full consideration for the purchase by Buyer of
          --------------
the Purchased Stock, Buyer shall pay to Seller (the "Purchase Price") the sum of US$261,360,000 which will be payable as follows:

          (a) US$130,000,000.02 cash (the "Cash Consideration") at closing in immediately available funds pursuant to the wire transfer instructions attached hereto as Exhibit 1.2 (a); and

          (b) the balance of US$131,359,999.98 payable in three equal installments of US$43,786,666.66 on March 17, 2000, September 18, 2000, and March 19, 2001. Each installment payment shall be evidenced by a promissory note executed by Buyer (the "Buyer Notes") in substantially the form attached hereto as Exhibit 1.2
               (b) payable to Seller, bearing interest at a rate equal to the interest rate of U.S. Treasury bills or U.S. Treasury Notes with a matching maturity. Each of these Buyer Notes shall also be secured by an irrevocable standby bank letter of credit in form and substance acceptable to Seller from one or more banks acceptable to Seller. Gerdau will use its best efforts to cause any interest payments under Buyer Notes to be free of withholding or other tax outside of Japan, such that Seller would receive the full amount of the interest payment on an after-tax basis. Buyer's best efforts shall include capitalizing the interest rate, as and if required.

     1.3  Closing of Purchase and Sale.  The closing of the purchase and sale
          ----------------------------
provided for herein (the "Closing") shall take place at the offices of Greenberg Traurig, 200 Park Avenue, 14/th/ Floor, New York, New York 10166 beginning at 10:00 A.M. Eastern Daylight Time on September 27, 1999, (the "Closing Date") or at such other time and place as the parties shall mutually agree upon. The date upon which the Closing actually occurs shall be referred to in this Agreement as the "Closing Date".

                                    ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                   -----------------------------------------

     As a material inducement to Buyer entering into this Agreement and consummating the transactions contemplated hereby, and with the knowledge that Buyer shall rely thereon, Seller represents and warrants to Buyer the following (both as of the date hereof and on the Closing Date):

     2.1  Due Incorporation and Qualification.  FLS and AmeriSteel, are
          -----------------------------------
corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and Florida respectively, and have the corporate power and lawful authority to carry on their respective businesses as now being conducted, and to own or lease and operate their respective properties and assets as now owned, leased or operated by each of them respectively. FLS and AmeriSteel are duly qualified or otherwise authorized to transact business as foreign corporations in each jurisdiction set forth on Schedule 2.1 hereto which
                                                       ------------
are all jurisdictions where the character of their business or the nature of their properties or assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed would not individually or in the aggregate have a material adverse effect on the business, prospects, results of operations, financial condition or assets of FLS or AmeriSteel. Except as set forth on Schedule 2.1, FLS and AmeriSteel do not
                                       ------------
file, and are not required to file, franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the conduct of business or derivation of income therefrom. FLS does not own or lease, and AmeriSteel does not own or lease any property or maintain any resident employee in any jurisdiction other than the jurisdictions set forth on
Schedule 2.1 hereto.
------------

     2.2  Outstanding Capital Stock.  The title, par value, number of authorized
          -------------------------
shares and number of issued and outstanding shares of each class of capital stock of FLS and AmeriSteel, are described on Schedule 2.2 hereto. No other
                                              ------------
class of capital stock of FLS or AmeriSteel, are authorized or outstanding. All of the issued and outstanding shares of FLS and AmeriSteel, are duly authorized and are validly issued, fully paid and non-assessable.

     2.3  Options or Other Rights.
          -----------------------
          (a)  Except as described on Schedule 2.3(a)  hereto, there is no
                                      ---------------
               outstanding right, subscription, warrant, conversion right, call, unsatisfied preemptive right, commitment, option or other agreement or right of any kind pursuant to which any person or entity has the right or option to purchase or otherwise to receive from Seller or FLS any shares of the Purchased Stock or any shares of the capital stock or any other security of FLS, and there is no outstanding security of any kind convertible into or redeemable or exchangeable for any shares of the capital stock or any other security of FLS. There is no shareholders' agreement, voting trust or similar agreement or arrangement to which Seller or FLS are a party which affects or restricts in any way Seller's rights and obligations with respect to the Purchased Stock.

          (b)  Except as described on Schedule 2.3(b)  hereto, there is no
                                      ---------------
               outstanding right, subscription, warrant, conversion right, call, unsatisfied preemptive right, commitment, option or other agreement or right of any kind pursuant to which any person or entity has the right or option to purchase or otherwise to receive from FLS or AmeriSteel any AmeriSteel Stock or any other security of AmeriSteel, and there is no outstanding security of any kind convertible into or redeemable or exchangeable for any shares of the capital stock or any other security of AmeriSteel. There is no shareholders' agreement, voting trust or similar agreement or arrangement to which FLS or AmeriSteel, are a party which affects or restricts in any way FLS's rights and obligations with respect to the AmeriSteel Stock.

     2.4  Title To Stock.
          --------------

          (a) Seller beneficially and of record owns, and has full power and authority to convey free and clear of all liens, encumbrances, restrictions, pledges, security interests, claims, charges, equities, and obligations of every kind ("Liens"), all of the shares of the Purchased Stock and, upon delivery of and payment for such Purchased Stock as herein provided, Buyer will acquire good and marketable title to the Purchased Stock, free and clear of all Liens.

          (b) FLS beneficially and of record owns, and has good and marketable title free and clear of all Liens to, all of the shares of the AmeriSteel Stock.

     2.5  Articles of Incorporation and By-Laws.  Schedule 2.5(a) hereto
          -------------------------------------   ---------------
contains true and complete copies of the Articles of Incorporation of FLS and AmeriSteel including all amendments thereto (certified by the Secretary of State of Delaware and Florida respectively). Schedule 2.5(b) hereto contains true and
                                        ---------------
complete copies of the By-laws of FLS, and to the Knowledge of Seller AmeriSteel, including all amendments thereto (certified by their respective corporate secretaries), as in effect on the date hereof, and such By-Laws and Articles of Incorporation will not be amended, rescinded or otherwise modified between the date hereof and the Closing Date.

     2.6  Books and Records.  The corporate minute books (since November 1,
          -----------------
1988), stock registers (since December 21, 1992) and other corporate records of FLS, and to the Knowledge of Seller AmeriSteel, are true, correct and complete in all material respects and the signatures appearing on all documents contained therein are with respect to FLS since December 21, 1992 and to the Knowledge of Seller with respect to AmeriSteel at any time, the true signatures of the persons purporting to have signed the same. To the Knowledge of Seller with respect to AmeriSteel at any time and with respect to FLS since December 21, 1992 , all actions reflected in said books and records were duly and validly taken in compliance with the laws of Delaware (with respect to FLS) and Florida (to the Knowledge of Seller with respect to AmeriSteel).

     2.7  Authority of Seller.  Seller has full power and legal capacity to
          -------------------
execute and deliver this Agreement and all other agreements required to be executed and delivered by it hereunder (such other agreements being hereinafter called an "Ancillary Document" or collectively as the "Ancillary Documents") and to carry out the transactions contemplated herein and therein. The execution, delivery and performance of the Ancillary Documents have been duly authorized by all necessary action on the part of Seller. This Agreement and the Ancillary Documents are valid and binding agreements of Seller enforceable against Seller in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors rights generally, and by general equitable principles. Except for (i) compliance with the HSR Act referenced in Section 4.6 below, and (ii) voluntary notification under Section 721 of the Defense Production Act of 1950, as amended (the "Exon-Florio Amendment"), no consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority, or any consent, authorization or approval of any other third party, is necessary in order to enable Seller to enter into and perform its obligations under this Agreement or the Ancillary Documents, and neither the execution and delivery of this Agreement or the Ancillary Documents, nor the consummation of the transactions contemplated hereby or thereby will:

          (a) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the governing Japanese corporate documents of Seller which would correspond to the certificate of incorporation and by-laws of a United States Company;

          (b)  except as set forth in Schedule 2.7(b) conflict with, require any
                                      ---------------
               consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of FLS or to the Knowledge of Seller, AmeriSteel, by the terms of any evidence of a material indebtedness (which, for purposes of this Subsection 2.7(b), shall mean currently outstanding principal indebtedness of $500,000 or more) or agreement to which FLS, or to the Knowledge of Seller, AmeriSteel, is a party, in each case with or without notice or lapse of time or both, including any mortgage or deed of trust or other agreement creating a lien, charge or encumbrance to which any property of FLS or AmeriSteel or the Purchased Stock is subject, or permit the termination of any such agreement by another person;

          (c) result in the creation or imposition of any security interest, lien, charge or other encumbrance upon, or restriction on the use of, any property or assets of AmeriSteel or the Purchased Stock under any agreement or commitment to which FLS, Seller, or to the Knowledge of Seller, AmeriSteel, is bound;

          (d)  except as set forth on Schedule 2.7(d) accelerate, or constitute
                                      ---------------
               an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any material indebtedness (which, for purposes of this Subsection 2.7(d), shall mean currently outstanding principal indebtedness of $500,000 or more) of FLS, or to the Knowledge of Seller AmeriSteel, to accelerate the maturity of any such indebtedness;

          (e) conflict with or result in the breach or violation of any writ, judgment, order, injunction, decree or award of any court or governmental body or agency or arbitration tribunal that is binding on FLS, Seller, or to the Knowledge of Seller AmeriSteel;

          (f) constitute a violation by FLS, Seller, or to the Knowledge of Seller AmeriSteel, of any statute, law or regulation of any jurisdiction; or

          (g)  except as set forth on Schedule 2.7(g) violate or cause any
                                      ---------------
               revocation of or limitation on any Permit (as hereinafter defined) material to the operation of FLS or AmeriSteel.

     2.8  Financial Statements.  To the Knowledge of Seller, the following has
          --------------------
been heretofore furnished or otherwise made available to Buyer: (i) true and complete copy of the audited balance sheet and related statement of income and retained earnings and changes in financial position of AmeriSteel as of and for the fiscal year ended on March 31, 1999, (ii) unaudited balance sheets of AmeriSteel (the "Latest Balance Sheets") as of June 30, 1999 (the "Balance Sheet Date") and the related unaudited statements of income and retained earnings for AmeriSteel for the period then ended (hereinafter, the financial statements referred to in subsections (i) and (ii), together with the footnotes and supporting schedules thereto as applicable, are referred to as the "Financial Statements"). Copies of the Financial Statements have been annexed hereto as

Schedule 2.8. To the Knowledge of Seller, and except as described in Schedule
------------                                                         --------
2.8, the Financial Statements, including the footnotes thereto, if any, have
---
been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, except, in the case of the unaudited Financial Statements described in (ii) above, for the absence of footnote disclosure and ordinary and recurring year end adjustments, none of which will be material in amount or significance. To the Knowledge of Seller, the Financial Statements fairly present the financial condition of AmeriSteel at the dates thereof and, except as indicated therein, reflect all claims against, and all debts and liabilities of AmeriSteel, fixed or contingent, as at the dates thereof, and the related statements of income and retained earnings and changes in financial position, fairly present the results of the operations of AmeriSteel, and the changes in its financial position for the periods indicated.

     2.9  No Undisclosed Liabilities.  Except as disclosed on Schedule 2.9,
          --------------------------                          ------------
except as reflected and reserved against in the Latest Balance Sheets, and except for environmental and safety matters as contemplated by Section 2.24 below, as of the Balance Sheet Date neither FLS, nor to the Knowledge of Seller AmeriSteel, had any liabilities or obligations (whether long term or current and whether accrued, absolute or contingent) which individually or in the aggregate are materially adverse to either corporation. Except (a) as reflected and reserved against in the Latest Balance Sheets, (b) as disclosed in Schedule 2.9,
                                                                   ------------
(C) for liabilities and obligations disclosed to Buyer in writing as of the Closing Date, (d) for environmental and safety matters as contemplated by
Section 2.24 below, (e) for (i) routine purchases of inventory, (ii) routine purchases of raw materials, (iii) routine payables (all of (i), (ii) and (iii) arising in the ordinary course of business), and (f) expenses incurred in connection with the disposition of real or personal property, neither FLS, nor to the Knowledge of Seller AmeriSteel, had or will have at or prior to Closing any liabilities or obligations (whether long term or current and whether accrued, absolute or contingent) which, individually or in the aggregate, are material to either corporation.

     2.10  Inventories.  To the Knowledge of Seller and except as described on
           -----------
Schedule 2.10, all inventories of raw materials, work-in-process and finished
-------------
goods set forth or reflected in the Latest Balance Sheets or acquired by AmeriSteel, since the Balance Sheet Date, consist of a quality and quantity usable and saleable in the ordinary course of AmeriSteel's business, except for slow-moving, damaged or obsolete items and materials of below standard quality, all of which have been written down to net realizable market value or in respect of which adequate reserves have been provided, in each case as reflected in the Latest Balance Sheets. To the Knowledge of Seller, the value at which inventories are carried on the Latest Balance Sheets reflect the normal inventory valuation policy of AmeriSteel, as applicable, in accordance with generally accepted accounting principles and on a basis consistent with that of preceding periods. Seller has no reason to believe that AmeriSteel will experience in the immediate future any difficulty in obtaining, in the desired quantity and quality, the inventory necessary to conduct its businesses in the manner proposed to be conducted, including, without limitation, inventory which historically has been imported.

     2.11  Litigation.  Except as described in Schedule 2.11, and except for
           ----------                          -------------
claims for workers compensation benefits in amounts within AmeriSteel's self-insured reserves or within its excess coverage limits, there is no action, suit, proceeding at law or in equity by any person or entity, or any arbitration, or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending, or, threatened, against or affecting FLS, or to the Knowledge of Seller AmeriSteel, or any of their respective properties, assets or rights, and Seller knows of no valid basis for any such action, proceeding or investigation. Neither FLS, nor to the Knowledge of Seller AmeriSteel, is subject to any judgment, order, award or decree entered in any lawsuit or proceeding which may have an adverse effect on any of its operations, business practices or on its ability to acquire any property or conduct business in any area.

     2.12 Taxes.
          -----

          (a) For purposes of this Agreement, (i) "Taxes" shall mean all federal, state, local and foreign income, gross receipts, profits, windfall profits, capital gains, franchise, sales, use, license, occupation, property, property transfer, ad valorem, capital stock, premium, excise, employment, payroll, withholding, estimated, severance, stamp, environmental, customs duties, social security, unemployment, disability, registration, value added, alternative or add-on minimum and other taxes, assessments or governmental charges of any nature, kind or character, and including any interest, additions to tax and penalties thereon; and (ii) "Tax Returns" shall mean all returns, declarations, reports and forms, claims for refunds, or information returns and reports relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

          (b) FLS, and to the Knowledge of Seller AmeriSteel, have filed all Tax Returns that each corporation was required to file. All such Tax Returns of FLS, and to Seller's Knowledge AmeriSteel, were correct and complete in all material respects when filed. All Taxes owed by FLS, and to the Knowledge of Seller AmeriSteel, (whether or not shown on any Tax Return) have been paid. Except as set forth in Schedule 2.12(b), FLS, and to the Knowledge of
                               ----------------
               Seller AmeriSteel, are not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where either corporation does not file Tax Returns that such non-filing corporation is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of FLS, and to the Knowledge of Seller AmeriSteel, that arose in connection with any failure (or alleged failure) to pay any Tax.

          (c) FLS, and to the Knowledge of Seller AmeriSteel, have in all material respects, withheld and paid all Taxes required to have been withheld and paid by such entity in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (d) Neither Seller, FLS, and to the Knowledge of Seller AmeriSteel, has any reason to believe that any authority may assess any additional Taxes for any period for which Tax Returns have been filed. Except as disclosed in Schedule 2.12(d), there is no
                                             ----------------
               dispute or claim concerning any Tax liability of FLS, and to the Knowledge of Seller, AmeriSteel, either (i) claimed or raised by any authority in writing or (ii) as to which Seller has knowledge. Schedule 2.12(d) annexed hereto lists all federal,
                           ----------------
               state, local, and foreign income Tax Returns filed with respect to FLS or AmeriSteel for taxable periods ended on or after March 31, 1994 through and including March 31, 1998 and indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of an audit. Seller has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by FLS, and to the Knowledge of Seller AmeriSteel, for the taxable periods ending March 31, 1994 through and including March 31, 1998.

          (e) Neither FLS, nor to the Knowledge of Seller AmeriSteel, has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (f) Neither FLS, nor to the Knowledge of Seller AmeriSteel, has filed a consent under Section 341(f) of the Internal Revenue Code, as amended (the "Code") concerning collapsible corporations. Neither FLS, nor to the Knowledge of Seller AmeriSteel, has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

     2.13 Title to Properties; Assets Complete.   FLS and to the Knowledge of
          ------------------------------------
Seller, AmeriSteel, has good, valid and marketable title to all of its respective material properties and assets

(tangible and intangible), including without limitation, all properties and assets shown on the Latest Balance Sheets and all properties and assets purchased or acquired by each of the Companies since the Balance Sheet Date; in each case subject to no Liens, except for (i) Liens reflected on the Latest Balance Sheets, (ii) Liens for current taxes, assessments or governmental charges or levies on property not yet due or delinquent and (iii) Liens described on Schedule 2.13 hereto ("Permitted Liens"). To the Knowledge of
             -------------
Seller, except for leases of real or personal property described or not required to be listed in Schedules 2.15 and 2.16 (a) and (b) or the other items listed on
                --------------     ----
Schedule 2.13, AmeriSteel owns outright, and is in exclusive possession of, all
-------------
assets, properties or rights currently used in its business.

     2.14 Compliance with Laws.  Except as set forth in Schedule 2.14, neither
          --------------------                          -------------
FLS, nor to the Knowledge of Seller AmeriSteel, is in material violation of any applicable order, judgment, injunction, award or decree of any court or governmental or regulatory body or agency, or arbitration tribunal. Except as described on Schedule 2.14, neither FLS, nor to the Knowledge of Seller,
             -------------
AmeriSteel, is in material violation of any federal, state, local or foreign law, rule, directive, or regulation, or any other requirement of any governmental or regulatory body or agency, court or arbitrator applicable to the business of FLS or AmeriSteel. Without limiting the generality of the foregoing, except as described on Schedule 2.14, there is no pending, or to the
                                  -------------
Knowledge of Seller threatened, notice of violation against FLS or AmeriSteel from any governmental or regulatory body, agency or authority with regard to applicable laws and regulations respecting employment and employment practices, occupational safety and health laws and regulations. The foregoing shall not apply to environmental and safety matters as contemplated by Section 2.24 below.

     2.15 Contracts and Other Agreements.  Schedule 2.15 contains a complete and
          ------------------------------   -------------
accurate list of all of the following outstanding contracts and other agreements to which FLS, and to the Knowledge of Seller, AmeriSteel, is a party or by or to which they or their respective assets or properties are bound or subject, or which are necessary for FLS and AmeriSteel to conduct their business as presently conducted:

(i) contracts and other agreements with any current or former officer, director, employee, consultant, agent or other representative or with any person or entity in which any of the foregoing has an interest, including any "Affiliate" or "Associate" of such person or entity, as such terms are defined in the Securities Act of 1933 (the "Securities Act") and the rules and regulations published thereunder, calling for annual payments in excess of $100,000;

(ii) contracts and other agreements with any labor union or association representing any employee;

(iii) binding contracts and other agreements for the supply to any person of all or a portion of such person's requirements of any product or service sold by AmeriSteel with an annual dollar value of $1 million or more;

(iv) contracts and other agreements calling for individual payments in excess of $250,000 for the sale of any of their respective assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets or properties;

(v)       joint venture or partnership agreements;

(vi) contracts or other agreements under which FLS or AmeriSteel agrees to indemnify any party (other than indemnification under routine default provisions of contracts) or to share tax liability of any party;

(vii) contracts or other agreements of guaranty or relating to matters of suretyship to which either FLS or AmeriSteel is a party or by which its assets or properties are subject or bound;

(viii) contracts and other agreements calling for payments in any one year, of more than $250,000 excluding purchase or sales orders entered into by either FLS or AmeriSteel as a purchaser or a seller in the ordinary course of business;

(ix) contracts and other agreements with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements with an annual dollar value of $250,000 or more;

(x) contracts and other agreements containing obligations or liabilities of any kind to holders of AmeriSteel's securities (including, without limitation, an obligation to register any of such securities under any federal or state securities laws);

(xi) contracts and other agreements containing covenants of AmeriSteel not to compete in any line of business or with any person in any geographical area or covenants of any other person or entity not to compete with either of FLS or AmeriSteel in any line of business or in any geographical area;

(xii) contracts and other agreements requiring annual payments in excess of $100,000 relating to the acquisition by either FLS or AmeriSteel of any operating business or the capital stock of any other person, corporation or other entity;

(xiii) contracts or agreements requiring annual payments in excess of $50,000 relating to Proprietary Rights (as defined in Section 2.19) owned, licensed or used by either FLS or AmeriSteel in its business;

(xiv) contracts and other agreements requiring the payment to any person of a royalty, override or similar commission or fee with an annual dollar value of $250,000 or more;

(xv) contracts and other agreements relating to the borrowing of money by FLS or AmeriSteel or subjecting any assets or properties of FLS or AmeriSteel to security interests, liens or other liabilities or obligations with an annual dollar value of $1,000,000 or more;

(xvi) any agreement, contract or commitment which, under current market conditions, might reasonably be expected to have a potential adverse impact on the business or operations of FLS or AmeriSteel with an annual dollar value of $250,000 or more; or

(xvii) any other material contract or other agreement whether or not made in the ordinary course of business with an annual dollar value of $250,000 or more.

There have been delivered or made available to Buyer true and complete copies of all of the written contracts and other agreements of FLS, and AmeriSteel, described on Schedule 2.15. Except as described in Schedule 2.15, all of such
             -------------                          -------------
contracts and other agreements are valid and binding upon FLS, and to the Knowledge of Seller AmeriSteel, in accordance with their terms, and FLS, and to the Knowledge of Seller AmeriSteel, has and will have performed in all respects material to such contracts all contractual obligations required to be performed by it as of the date hereof and as of the Closing

Date respectively, and is not in default under any such contracts and has not taken any action which constitutes or with notice or lapse of time or both would constitute a default under such contracts. To the Knowledge of Seller, no other party to any such contract is in default in the performance of its obligations thereunder or has taken any action which constitutes, or with notice or lapse of time or both would constitute, a breach or anticipatory breach thereof. Except as separately identified on Schedule 2.15, no approval or consent of any person
                            -------------
is needed in order that the contracts and other agreements set forth on Schedule
                                                                        --------
2.15 or on any other Schedule continue in full force and effect following the
----
consummation of the transactions contemplated by this Agreement. As used in this Agreement, the term "contract" or "agreement" includes any written or oral agreement, commitment, understanding or arrangement to which either FLS or AmeriSteel is a party with respect to their respective businesses of or by which their respective assets are bound.

     2.16 Properties.
          ----------

          (a)  Owned Properties.  FLS owns no real property.  To the Knowledge
               ----------------
               of Seller, Schedule 2.16(a) contains a complete and accurate list
                          ----------------
               of all real property owned (the "Owned Real Property") in whole or in part by AmeriSteel or used (exclusive of Leased Real Property) by AmeriSteel in connection with the operations of its business and includes the name of the record title holder thereof and a list of all indebtedness secured by a lien, mortgage or deed of trust thereon. To the Knowledge of Seller AmeriSteel has adequate rights of ingress and egress for operation of AmeriSteel's business in the ordinary course. To the Knowledge of Seller neither the property listed on Schedule 2.16(a) nor the
                                                        ----------------
               buildings, structures or appurtenances (or any equipment therein) situated on or comprising part of the Owned Real Property, nor the operation or maintenance thereof, violates any restrictive covenant, or encroaches on any property owned by others. To the Knowledge of Seller no condemnation proceeding is pending or threatened which would preclude or impair the use of any such Owned Real Property by AmeriSteel for the purposes for which it is currently used.

          (b)  Leased Properties.  FLS leases no real property whether as lessor
               -----------------
               or lessee. To the Knowledge of Seller, Schedule 2.16(b) describes
                                                      -------------
               the leased real property requiring annual lease payments in excess of $50,000 (the "Leased Real Property") used by AmeriSteel in the operation of its business. With respect to such Leased Real Property and to the Knowledge of
               Seller: (i) AmeriSteel enjoys peaceful and undisturbed possession under all such leases; (ii) AmeriSteel has not granted and there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel; (iii) AmeriSteel has no outstanding options or rights of first refusal to purchase such parcel, or any portion thereof or interest therein; (iv) such parcel has permanent, direct, immediate and uninterrupted rights of access to dedicated public rights of way and roads sufficient for the operation of AmeriSteel's business, and all necessary curb cut permits or other necessary authorizations have been obtained from all applicable governmental authorities or agencies allowing the parcel to connect and/or tie directly into such public rights of way; (v) no fact or condition exists which would prohibit or adversely affect the ordinary rights of access to and from such parcel from and to the existing highways and roads and there is no pending or threatened restriction or denial, governmental or otherwise, upon such ingress and egress;
               (vi) such parcel may be used and occupied for AmeriSteel's business, and there is no law that prohibits the occupancy of such parcel for such purpose; (vii) AmeriSteel has made no commitments or agreements with any governmental authorities or agencies affecting such Leased Real Property which would be binding on AmeriSteel after the Closing Date, other than described in Schedule 2.16(b); (viii) AmeriSteel has not received
                            ----------------
               notice of any condemnation, proposed condemnation or any similar proceeding affecting such Leased Real Property; (ix) such Leased Real Property is serviced by utilities that are available to such Leased Real Property, all such utilities are installed and operating, and all installation and connection charges with respect thereto have been paid in full; (x) all necessary permits and approvals for use of such utilities have been obtained from all governmental agencies or authorities or other entities regulating the use thereof, and there are sufficient utilities available to such Leased Real Property to properly service AmeriSteel's business; (xi) there is no claim of adverse possession or prescriptive rights involving such Leased Real Property, and there are no parties in possession of any portion of such parcel other than AmeriSteel; and (xii) no public improvements have been commenced and no such public improvements are planned, which may result in special assessments against or otherwise materially adversely affect such Leased Real Property which would impose liability upon AmeriSteel.

          (c)  Real Property Disclosure.  Except as disclosed on Schedule
               -------------------------                         --------
               2.16(a) and Schedule 2.16(b) (or not required to be disclosed by
               -------     ----------------
               the terms of said Sections) there is no Leased Real Property leased to or any other Real Property Owned by Seller that is used in AmeriSteel's business.

          (d)  Condition and Operation of Improvements.  To the Knowledge of
               ---------------------------------------
               Seller: (i) all buildings and all components of all buildings, structures and other improvements included within the Owned Real Property or Leased Real Property (the "Improvements"), are in good condition and repair and adequate to operate such facilities as currently used; (ii) there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any significant respect with the use, occupancy or operation thereof as currently used, occupied or operated or intended to be used, occupied or operated; (iii) there are no structural deficiencies or latent defects affecting any Improvements located upon the Owned Real Property or Leased Real Property; and (iv) the Improvements or the use thereof for AmeriSteel's business do not constitute nonconforming or disallowed uses under any applicable law, ordinance or regulation.

     2.17 Accounts and Notes Receivable.  To the Knowledge of Seller, all
          -----------------------------
accounts and notes receivable reflected on the Latest Balance Sheets, and all accounts and notes receivable arising subsequent to the Balance Sheet Date, have arisen in the ordinary course of business of AmeriSteel, and represent valid obligations due to AmeriSteel, subject to the reserve for bad debts shown on AmeriSteel's books and records.

     2.18 Fixed Assets.  To the Knowledge of Seller Schedule 2.18 contains a
          ------------                              -------------
complete and accurate list of all machinery, equipment, tools, furniture, leasehold improvements, trade fixtures, vehicles, structures, or any related capitalized items and other tangible property material to the operation of the business of AmeriSteel (the "Fixed Assets") having an individual book value of $10,000 or more as of July 31, 1999, and all such Fixed Assets are reflected in the Latest Balance Sheets (except for any such tangible property acquired since the Balance Sheet Date by AmeriSteel in the ordinary course). To the Knowledge of Seller, since the Balance Sheet Date, or except as disclosed in Schedule 2.18, AmeriSteel has not disposed of any Fixed Assets
             -------------
except in the ordinary course of its business. The Fixed Assets listed on
Schedule 2.18 are in good operating condition and repair, subject to normal wear
-------------
and tear from normal use thereof, except for those categorized as being held for sale.

     2.19 Proprietary Rights.
          ------------------

          (a)  To the Knowledge of Seller, Schedule 2.19(a) sets forth a
                                           -------------
               complete and correct list of (i) all patented or registered Proprietary Rights (defined below) and pending patent applications or other applications for registrations of any Proprietary Rights owned or filed by AmeriSteel and used or useful in its business; (ii) all trade names and unregistered trademarks owned or used by AmeriSteel exclusively in connection with its business; (iii) computer software owned and/or used by AmeriSteel in its business (other than commercially available software with an individual license fee of less than $25,000); and (iv) all license agreements, permissions or agreements material to the operation of AmeriSteel to which AmeriSteel is a party (or which is currently under negotiation), regarding the Proprietary Rights. Seller has delivered to Buyer complete copies of all items required to be identified pursuant to this
               Section 2.19(a).

          (b)  To the Knowledge of Seller, except as set forth on Schedule
                                                                  --------
               2.19(b), with respect to the Proprietary Rights (including
               -------
               without limitation each of the Proprietary Rights or agreements required to be identified pursuant to Section 2.19(a)): (i) AmeriSteel owns and possesses a valid and enforceable right, title and interest in and to, or has a valid and enforceable license to use, the Proprietary Rights necessary for the operation of AmeriSteel's business as currently conducted, (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Proprietary Rights, has been made or is threatened against AmeriSteel; (iii) AmeriSteel has not received any notice of any infringement or misappropriation by any third party with respect to the Proprietary Rights; and (iv) AmeriSteel has not infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties.

          (c) To the Knowledge of Seller, the Proprietary Rights comprise all of the intellectual property necessary for the operation of AmeriSteel's business as currently conducted. To the Knowledge of Seller, all of the Proprietary Rights owned or used by AmeriSteel immediately prior to the Closing Date will be owned or available for use by Buyer immediately after the Closing Date.

          (d) For the purposes of this Agreement, the term "Proprietary Rights" shall mean all of the following which are owned by, issued to or licensed to AmeriSteel and used in connection with its business: patents, patent applications and inventions and any reissue, continuation, continuation-in-part, division, extension or reexamination thereof; trademarks, service marks, trade dress, logos, trade names and corporate names, together with all goodwill associated therewith and adaptions and deviations thereof; copyrights; and all registrations, applications and renewals for any of the foregoing; trade secrets and confidential and proprietary information (including, but not limited to, formulae, ideas, know-how, drawings, sketches, patterns, molds, dies, specifications and designs; customer lists and related information; and proprietary computer software (including, without limitation, data and related documentation, but excepting design calculations).

     2.20 Major Customers and Suppliers.
          ------------------------------

          (a)  Major Customers.  FLS has no customers.  Schedule 2.20(a)
               ---------------                          ----------------
               contains a list of the twenty largest customers of AmeriSteel for each of the two most recent fiscal years (determined on the basis of the total dollar amount of net sales) showing the total dollar amount of net sales to each such customer during each such year. To the Knowledge of Seller, AmeriSteel has no knowledge or information of any facts indicating, or any other reason to believe, that any of the customers listed on Schedule 2.20(a)
                                                            ----------------
               will not continue to be customers of AmeriSteel after the Closing Date at substantially the same level of purchases as heretofore.

          (b)  Major Suppliers.  FLS has no suppliers.  To the Knowledge of
               ---------------
               Seller, Schedule 2.20(b) contains a list of the ten largest
                       ----------------
               suppliers to AmeriSteel for each of the two most recent fiscal years (determined on the basis of the total dollar amount of purchases) showing the total dollar amount of purchases from each such supplier during each such year. To the Knowledge of Seller, AmeriSteel has no knowledge or information of any facts indicating, or any other reason to believe, that any of the suppliers listed on Schedule 2.20(b) will not continue to be
                                   ----------------
               suppliers of AmeriSteel after the Closing Date and will not continue to supply AmeriSteel with substantially the same quantity and quality of goods at competitive prices.

     2.21 Labor Relations; Employees. FLS has no employees.  To the Knowledge of
          --------------------------
Seller, except as set forth in Schedule 2.21, other than amounts which have not
                               -------------
yet become payable in accordance with AmeriSteel's customary practices, which will be paid in a timely manner, (a) AmeriSteel has paid in full to its full and part-time employees all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them to date, and (b) AmeriSteel has paid, or will pay in a timely manner, all severance pay, if any, and benefits, FICA, withholding taxes and vacation pay, if any, for all of its employees and is not subject to any claim for non-payment or non-performance of any of the foregoing. To the Knowledge of Seller, except as set forth in Schedule 2.21,
                                                              -------------
AmeriSteel is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. To the Knowledge of Seller, except as set forth in Schedule 2.21, AmeriSteel has not improperly characterized as an
         -------------
independent contractor or consultant, any individual who should have been treated as an employee of AmeriSteel for tax withholding or any other purpose. To the Knowledge of Seller, except as set forth in Schedule 2.21, there is no
                                                    -------------
unfair labor practice complaint against AmeriSteel pending before the National Labor Relations Board or any comparable state or local agency. To the Knowledge of Seller, except as set forth in Schedule 2.21, there is no labor strike,
                                   -------------
dispute, slowdown or stoppage pending, or to the Knowledge of Seller, threatened, against or involving AmeriSteel. To the Knowledge of Seller, except as set forth on Schedule 2.21 no grievance which might have an adverse
                       -------------
effect on AmeriSteel or the conduct of its business or proceeding alleging discriminatory practices or sexual harassment is pending and no claim therefor has been asserted. Except as set forth on Schedule 2.21, to the Knowledge of
                                           -------------
Seller, no collective bargaining representative is certified to represent any group of employees of AmeriSteel under the Labor-Management Relations Act of 1947; no petition for election of a collective bargaining representative for all or any portion of the business of AmeriSteel is pending or in respect of any other group of employees; there is no organizational effort or campaign by any labor union that affects or might affect employment of any employee of AmeriSteel; and AmeriSteel is not a party to any collective bargaining agreement with respect to any of its employees.

     2.22 Employee Benefit Plans.
          ----------------------
          (a) To the Knowledge of Seller, set forth on Schedule 2.22, is any and
                                                       -------------
all pension, profit sharing, bonus, retirement, fringe benefit, deferred compensation, bonus, stock purchase, stock option, severance, hospitalization, sick pay, medical insurance, life insurance, vacation plan or policy or other employee benefit plan or program or policy (including but not limited to, all employee benefit plans within the meaning of Section 3(3) of ERISA (defined below) providing benefits for AmeriSteel's current or former employees (an "Employee Benefit Plan"), other than salaries or cash wages for straight time, overtime or shift differential, to which AmeriSteel or any other organization which is a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which AmeriSteel or FLS is a member (the "Controlled Group") is a party or makes or is required to make employer contributions to, or has any current or future obligation or liability. To the Knowledge of Seller, except as described on Schedule 2.22, AmeriSteel has
                                                   -------------
complied with all of its material obligations under each Employee Benefit Plan and, to the Knowledge of Seller, all other parties have complied with all of their respective material obligations under each Employee Benefit Plan. AmeriSteel has made or provided for all payments due under or with respect to each Employee Benefit Plan up to and including the Closing Date, and all amounts properly accrued up to and including the Closing Date as liabilities of AmeriSteel under each Employee Benefit Plan have been recorded on the books of the Company to which such Employee Benefit Plan pertains. To the Knowledge of Seller, except as described on Schedule 2.22, no Employee Benefit Plan is a
                               -------------
"multiemployer plan" (within the meaning of section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA" )) and except as so set forth, neither of the Companies has made, or has been required to make, any contributions to any "multiemployer plan" within the last five (5) years.
Except as described on Schedule 2.22, no Employee Benefit Plan listed on
                       -------------
Schedule 2.22 (other than any "multiemployer plan") is subject to Title IV of
--------------
ERISA.

       (b) With respect to each Employee Benefit Plan, FLS has made available to Buyer (i) current, accurate and complete copies of each such Employee Benefit Plan (including all trust agreements, insurance or annuity contracts, descriptions, notices to employees or beneficiaries, agreements, correspondence, participant records and any other material documents or instruments relating thereto); (ii) the three most recent certified financial statements with respect to each such Employee Benefit Plan which is required by law to be audited (such financial statements having been prepared in accordance with consistently applied and generally accepted accounting principals which fairly represent the financial condition of each such Employee Benefit Plan); (iii) copies of the most recent determination or ruling letters (including copies of any outstanding requests for determination or ruling letters) and any and all materials, notices and correspondence relating thereto, with respect to the tax-exempt status of any voluntary employees' beneficiary association intended to meet the requirements of Section 501(c)(9) of the Code ("VEBA") which implements any such Employee Benefit Plan;
(iv) copies of the most recent determination letters (including copies of any outstanding requests for determination letters) and any and all materials, notices and correspondence relating thereto, with respect to any such Employee Benefit Plan which is an employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) intended to qualify under the Code; (v) copies of the three most recent actuarial reports (including the three most recent Forms 5500 and attached Schedules); and (vi) Forms 5310 and any relating filings with the Pension Benefit Guaranty Corporation ("PBGC") with respect to the last six plan years for each Employee Benefit Plan subject to Title IV of ERISA.

       (c) To the Knowledge of Seller and except as disclosed in Schedule 2.22
                                                                 -------------
with respect to each Employee Benefit Plan: (i) each such Employee Benefit Plan which is an employee pension benefit plan (as such term is defined in ERISA
Section 3(2)) intended to qualify under the Code so qualifies and has received a favorable determination letter as to its qualification under the Code; (ii) (A) each VEBA which is intended to implement any such Employee Benefit Plan has received a favorable ruling or determination letter as to its tax-exempt status and nothing has occurred, whether by action or failure to act, which would cause the loss of such tax-exempt status, (B) as of the Closing Date, the assets of each such VEBA (or related funding arrangement) are at least equal to the value of the accrued benefits of the participants, former participants and beneficiaries in the Employee Benefit Plan implemented by such VEBA or funding arrangement, based on actuarial methods, tables and assumptions reasonably satisfactory to Buyer and (C) other than any such VEBA(s), there are, and have been, no other welfare benefit funds within the meaning of Code Section 419;
(iii) AmeriSteel's financial statement reflects all of AmeriSteel's unpaid employee benefits costs, expenses and liabilities (which are reflected in a manner satisfying the requirements of FAS 87 and 88, if applicable) and all contributions required to be made to any such Plan during, or with respect to, the plan or fiscal year during which the Closing Date occurs and all prior plan years; (iv) FLS, AmeriSteel and each member of the Controlled Group have complied in all material respects with all provisions of ERISA; (v) there are no leased employees (as such term is defined in Code Section 414(n)) that must be taken into account with respect to the requirements set forth under Code Section 414(n)(3); (vi) no Employee Benefit Plan provides for any post-retirement life, medical, dental or other welfare benefits (whether or not insured) for any individual except as required under Part 6 of Title I of ERISA or Section 4980B of the Code; (vii) all forms, documents and other materials have been filed with the DOL or distributed as required by ERISA; (viii) no breach of fiduciary duty set forth under Part 4 of

Title I of ERISA has occurred which would subject Buyer, FLS or AmeriSteel to any penalty or liability; (ix) no provision of, or lack of provision in, any such Employee Benefit Plan nor any amendment to such Employee Benefit Plan would result in any limitation on AmeriSteel's right to receive residual amounts from any such Employee Benefit Plan under ERISA Section 4044; (x) the transaction contemplated under this Agreement will not be the direct or indirect cause of any amount paid or payable from such Employee Benefit Plan being classified as an excess parachute payment under Section 280G of the Code; (xi) with respect to each Employee Benefit Plan (A) which is subject to the requirements of Section 412 of the Code, Part 3 of Title I of ERISA, or Title IV of ERISA or (B) which is a non-qualified deferred compensation plan or program under which assets are set aside in a separate account, "rabbi trust" or similar arrangement, as of August 31, 1999 the assets of each such Employee Benefit Plan are at least equal in value to the present value of the currently accrued benefits (i.e., the "accumulated benefit obligations" within the meaning of FAS 87) as of August 31, 1999 of the participants and beneficiaries in such Plan, based on actuarial methods and assumptions for such Plan which are, as of August 31, 1999, reasonable and appropriate under the principles set forth under FAS 87; (xii) there are no matters pending before the Internal Revenue Service, the Department of Labor or the PBGC; (xiii) there have been no claims or notice of claims filed under any fiduciary liability insurance policy covering any Employee Benefit Plan; (xiv) to the extent applicable, each such Employee Benefit Plan complies, and at all times has complied, with the "secondary payor" requirement of Section 1862(b)(1) of the Social Security Act; and (xv) no compensation paid or payable to any employee has been, or will be, rendered nondeductible pursuant to the provisions of Section 162(m) of the Code.

       (d)  (i)   To the Knowledge of Seller and except as disclosed in Schedule
                                                                        --------
2.22, with respect to each employee pension benefit plan (within the meaning of
----
Section 3(2) of ERISA) which is, or at any time was, maintained, sponsored or contributed to (or required to be contributed to) by AmeriSteel, FLS or any member of the Controlled Group and which is subject to the minimum funding requirements of Code Section 412 and/or, if applicable, Part 3 of Title I of ERISA, or to the requirements of Title IV of ERISA: (A) FLS, AmeriSteel or any member of the Controlled Group has or will have, as of the Closing Date, made all contributions or payments to or under such plan in such amounts and at such times as required by law or by the terms of such plan or any contract or agreement, (B) FLS, AmeriSteel or a member of the Controlled Group has or will have, as of the Closing Date, made all contributions required to be made under ERISA Section 302 and Code Section 412 (whether or not waived), (C) no event has occurred, and there is no condition in existence, which could be deemed a reportable event within the meaning of ERISA Section 4043 with respect to which the 30 day notice requirement has not been waived other than the transactions contemplated by this

Agreement, and no condition exists which would subject AmeriSteel or Buyer to any penalty under ERISA Section 4071, (D) as of the Closing Date, FLS, AmeriSteel or a member of the Controlled Group has or will have made all required premium payments, when due, to the PBGC, (E) the termination of, or withdrawal from, any such plan, on or prior to the Closing Date has not, and will not, subject AmeriSteel or Buyer to any liability to the PBGC or to any other person or party, (F) no amendment has occurred which has required or could require AmeriSteel or Buyer to provide security to any such plan under Code
Section 401(a)(29), and (G) no proceedings by the PBGC to terminate any such plan have been instituted or threatened and no event has occurred or condition exists which might constitute grounds for the PBGC to terminate any such plan; and

          (ii) The termination of, or withdrawal from, any employee pension benefit plan subject to title IV of ERISA by any corporation or other entity which was a member of the Controlled Group during any part of the sixty calendar month period ending on the Closing Date has not, and will not, subject AmeriSteel or Buyer to any liability to the PBGC or to any other person.

       (e) To the Knowledge of Seller and except as disclosed in Schedule 2.22,
                                                                 -------------
with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA), stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any deferred compensation agreement, plan or program (whether or not any such plan, program or agreement is currently in effect): (i) there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the best knowledge of FLS or AmeriSteel, threatened, and FLS and AmeriSteel have no knowledge of any facts which could give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course), which could subject AmeriSteel or Buyer to any material liability; (ii) none of FLS, AmeriSteel, any member of the Controlled Group or any other person has engaged in a prohibited transaction, as such term is defined in Code Section 4975 or ERISA Section 406, or any other act which would subject AmeriSteel or Buyer to any taxes, penalties or other liabilities (including, but not limited to, such taxes, penalties or liabilities resulting from prohibited transactions under Code Section 4975 or under ERISA Sections 409 or 502(i)); (iii) no event has occurred and no condition exists that could subject AmeriSteel or Buyer to any tax or penalty under Code Sections 511, 4971, 4972, 4977, 4978, 4978A, 4979,
4979A, 4980B or 5000, or to a fine under ERISA Section 502(c); (iv) AmeriSteel is not subject to (A) any liability or lien under any agreement imposing secondary liability on AmeriSteel or on any member of the Controlled Group as a seller of the assets of a business in accordance with Section 4204 of ERISA or under any other provision of Title IV of ERISA or Section 412 of the Code, (B) contingent liability under Title IV of ERISA to the PBGC or to any plan, participant, or other person or (C) a lien under Section 4068 of ERISA; and (v) AmeriSteel is not subject to any liability pursuant to Section 4069 of ERISA.

       (f) Except as disclosed in Schedule 2.22, (i) no new employee benefit
                                  -------------
plan or agreement of any nature (including, but not limited to, any plan described under Section 3(3) of ERISA) has been, or will be established or maintained by AmeriSteel, FLS or any member of the Controlled Group, nor has, or shall, AmeriSteel become obligated to contribute to any such plan; and (ii) no such plan has been, or will be, (A) if an Employee Benefit Plan, terminated by FLS or AmeriSteel prior to the Closing Date, (B) amended prior to the Closing Date in any manner which would directly or indirectly increase the benefits accrued, or which may be accrued, by any participant thereunder or (C) amended in any manner which would materially increase the cost to AmeriSteel or Buyer of maintaining such plan.

       (g) To the Knowledge of Seller and except as disclosed in Schedule 2.22,
                                                                 -------------
with respect to any multi-employer plan (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA) to which AmeriSteel or any member of the Controlled Group contributes (or has at any time contributed or had an obligation to contribute):
(i) AmeriSteel or any member of the Controlled Group has or will have, as of the Closing Date, made all contributions to each such multi-employer plan required by the terms of such multi-employer plan or any collective bargaining agreement;
(ii) neither AmeriSteel nor Buyer would be subject to any withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA if, as of the Closing Date, AmeriSteel or any member of the Controlled Group were to engage in a complete withdrawal (as defined in ERISA Section 4203) or partial withdrawal (as defined in ERISA Section 4205) from any such multi-employer plan; and (iii) Seller has made available to Buyer current, accurate and complete copies of all such multi-employer plans to which AmeriSteel contributes and of all collective bargaining agreements requiring contributions to be made to any such multi-employer plan or plans.

       (h) To the Knowledge of Seller and except as disclosed on Schedule 2.22
                                                                 -------------
with respect to any employee welfare benefit plan (within the meaning of ERISA
Section 3(1)) sponsored, maintained, or to which contributions have at any time been made (or have at any time been required to be made) by FLS, AmeriSteel, or any member of the Controlled Group (a "Welfare Plan"): (i) all benefits under each such Welfare Plan under which any current or former AmeriSteel employee (or any beneficiary) participates or has participated and which are intended to be excludable from income for income tax purposes are so excludable; (ii) each such Welfare Plan which is an Employee Benefit plan meets, if applicable, the requirements of Code Sections 419 and 419A and all contributions by

AmeriSteel under each such Welfare Plan are deductible for income tax purposes;
(iii) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject AmeriSteel or Buyer to a tax under Code Section 4976(a); and (iv) each and every such Welfare Plan which is a group health plan (as such term is defined in Code Section 5000 or ERISA Section 607(1)) complies, and in each and every case has complied, with the applicable requirements of Code Section 4980B, Part 6 of Title I of ERISA, and all other federal or state laws requiring the provision or continuance of health or medical benefits.

       (i) To the Knowledge of Seller and except as disclosed on Schedule 2.22,
                                                                 -------------
neither FLS nor AmeriSteel are subject to any legal, contractual, equitable, or other obligation to (i) establish as of any date any employee benefit plan of any nature, including, without limitation, any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice or (ii) continue any employee benefit plan of any nature, including, without limitation any Employee Benefit Plan or any other pension, profit sharing, welfare, or post-retirement welfare plan, or any stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice (or to continue their participation in any such benefit plan, policy or practice) on or after the Closing Date, and with respect to each Employee Benefit Plan (i) intended to qualify under Section 401(a) of the Code or (ii) which is a self-insured health and medical plan providing benefits for current and/or retired employees (and their dependents), AmeriSteel may, in any manner, and without consent of any employee, beneficiary or other person, terminate, modify or amend any such Employee Benefit Plan effective as of any date on or after the Closing Date.

       2.23 Insurance.  FLS carries no insurance.  To the Knowledge of Seller,
            ---------
except for claims for workers compensation benefits in amounts within AmeriSteel's self-insured reserves or within its excess coverage limits,

Schedule 2.23 contains a list and brief description (specifying the insurer, the
--------------
policy number or covering note number with respect to binders and the amount of any deductible, describing each pending claim thereunder of more than $200,000 setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, workmen's compensation (except as excluded above), vehicular, unemployment and other insurance held by or on behalf of AmeriSteel. To the Knowledge of Seller, such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner reasonably determined to the Knowledge of Seller by AmeriSteel, to be appropriate and sufficient and are adequate to protect AmeriSteel and its assets and properties. To the Knowledge of Seller AmeriSteel has paid all premiums due thereon and is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. To the Knowledge of Seller, except for claims described on Schedule 2.23, there are no outstanding
                                       -------------
unpaid claims under any such policy or binder affecting AmeriSteel. To the Knowledge of Seller AmeriSteel has not received notice of cancellation or non-renewal of any such policy or binder. To the Knowledge of Seller, none of the policies listed on Schedule 2.23 provides that premiums paid in respect of the
                   -------------
periods prior to the Closing Date may be adjusted or recomputed based on claims-paying experience of such policies or otherwise. To the Knowledge of Seller AmeriSteel has not received notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage listed on Schedule 2.23 will not be available in the future on the same
                   -------------
terms as now in effect.

       2.24 Environmental and Safety Matters.  To the Knowledge of Seller,
            --------------------------------
except as disclosed in AmeriSteel's most recent Form 10-K filing or set forth on
Schedule 2.24, AmeriSteel is in material compliance, or is engaged in remedial
-------------
actions to be in material compliance, with all Environmental and Safety Requirements (defined below) in connection with its operation of its business. For the purposes of this Agreement, the term "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, insecticides, biocides, pollutants, contaminants, toxic chemicals, carcinogens, reproductive toxins, petroleum products or byproducts, asbestos, noise or radiation, each as amended and as now in effect, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Resources Conservation and Recovery Act ("RCRA"), or any other Environmental and Safety Requirements.

       2.25 Officers, Directors and Key Employees.  Schedule 2.25 describes with
            -------------------------------------   -------------
respect to AmeriSteel the name and total annual compensation (and benefit costs) of each executive officer and director regardless of the level of annual compensation and of each other employee of AmeriSteel whose annual rate of compensation exceeded $100,000 for calendar year 1998. To the Knowledge of Seller, AmeriSteel has not made a commitment or agreement to increase the compensation or to modify the conditions or terms of employment of any such person other than in the ordinary course of business.

       2.26 Franchises and Licenses.  To the Knowledge of Seller, AmeriSteel
            -----------------------
possesses all material franchises, concessions, permits, licenses, orders, and other governmental authorizations and approvals ("Permits") required to permit such corporation to carry on its business as it is presently being conducted.
To the Knowledge of Seller, all such material Permits described on Schedule 2.26
                                                                   -------------
annexed hereto, are in the name of AmeriSteel, and are in full force and effect, and no modification, termination, suspension or cancellation of any of them is threatened. To the Knowledge of Seller, except as described in Schedule 2.26
                                                                -------------
all such material Permits permit the consummation of the transactions contemplated hereby without modification thereof and without the consent of the issuing authority. FLS has and is not required to have any Permits other than franchise authority in the State of Delaware.

       2.27 Transactions with Affiliated Parties.  To the Knowledge of Seller
            ------------------------------------
and except as described on Schedule 2.27 annexed hereto no Associate or
                           -------------
Affiliate of Seller, FLS, and to the Knowledge of Seller, AmeriSteel, (i) has any ownership interest, directly or indirectly, in any competitor, supplier or customer of AmeriSteel, (ii) has any outstanding loan to or receivable in either event to or from AmeriSteel, or (iii) is a party to or has any interest in any contract or agreement with AmeriSteel with an annual value in excess of $250,000.

       2.28 No Changes Prior to Closing Date.  During the period from the
            --------------------------------
Balance Sheet Date to and including the Closing Date, except as expressly consented to by Buyer, neither FLS nor AmeriSteel, shall:

     (a) borrow money in excess of $1 million , except for (i) advances in the ordinary course of business under current credit facilities, and (ii) borrowings to finance the acquisition of the manufacturing facilities of the former Brocker Rebar Company currently under lease by AmeriSteel;

     (b) extend loans other than the conversion of customer accounts receivable into notes receivable in accordance with past practice;

     (c) acquire or commit to acquire new businesses, or commit to divest itself of any material operating assets, other than those (i) held for sale and reflected as such on the Balance Sheet, or (ii) which are obsolete or non-productive assets;

     (d) make any dividends or capital distributions;

     (e) make any capital expenditures beyond current budgeted amounts, plus an additional $10 million;

     (f) permit any of its material assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind outside of the ordinary course of business;

     (g) outside the ordinary course of business, make or permit any amendment or termination of any material contract, agreement or license to which FLS or AmeriSteel is a party or by which it or any of its assets and properties are subject or bound;

     (h) write off as uncollectible any material notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to FLS or AmeriSteel;

     (i) cancel or waive any material claims or rights of substantial value outside of the ordinary course of business;

     (j) increase any executive personnel compensation outside of the ordinary course of business consistent with past practices;

     (k) issue new stock except with respect to existing employee stock plans or arrangements; or

     (l)  change method of accounting.

       2.29 Disclosure.  Neither this Agreement, nor any Schedule, Exhibit or
            ----------
certificate delivered in accordance with the terms hereof by or on behalf of Seller, or by FLS or, to the Knowledge of Seller, by AmeriSteel's respective directors or officers, in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Seller which materially and adversely affects the business, prospects (financial or otherwise) or financial condition of FLS or AmeriSteel, or its respective properties or assets, which has not been set forth in this Agreement or in the Schedules or Exhibits or certificates furnished in connection with the transactions contemplated by this Agreement.

       2.30 Broker's or Finder's Fees. No agent, broker, person or firm acting
            -------------------------
on behalf of Seller, AmeriSteel or FLS is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

       2.31 Filings with the SEC.  To the Knowledge of Seller, AmeriSteel has
            --------------------
made all filings with the SEC that it has been required to make within the past three years under the Securities Act and the Securities Exchange Act of 1934 (the "Securities Exchange Act") (collectively the "Public Reports"). To the Knowledge of Seller, each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. To the Knowledge of Seller, none of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Buyer acknowledges that AmeriSteel has delivered or made available to Buyer a copy of each Public Report (together with all exhibits and schedules thereto and as amended to date). Any and all matters disclosed in the Public Reports shall be deemed to have been disclosed in this Agreement in the appropriate Section, Schedule, or Exhibit (as applicable).

       2.32 Bank Accounts.  Schedule 2.32 sets forth the names and locations of
            -------------   -------------
all banks, trust companies, savings and loan associations and other financial institutions at which FLS and AmeriSteel maintains a safe deposit box, lock box or checking, savings, custodial or other account of any nature, the type and number of each such account and the signatories therefore, a description of any compensating balance arrangements, and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

       2.33 Closing Date.  All of the representations and warranties contained
            ------------
in this Article II and all information delivered in any Schedule, attachment or Exhibit hereto, limited in certain circumstances as noted, to the Knowledge of Seller, are true and correct on the date of this Agreement and will be true and correct on the Closing Date as specified in the "bring down" certificate to be delivered at the Closing pursuant to Section 5.1 (except for (i) representations and warranties which speak expressly as of a different date, which representations and warranties will have been true and correct as of such date, and (ii) changes permitted by this Agreement.

                                   ARTICLE III

                       REPRESENTATIONS OF Gerdau AND BUYER
                      ------------------------------------

       3.1  Incorporation and Qualification.  Gerdau and Buyer are corporations
            -------------------------------
duly organized, validly existing and in good standing under the laws of Brazil and the State of Delaware, respectively, and have the corporate power and lawful authority to carry on their business as now being conducted, and to own, lease and operate its properties and assets as now owned, leased or operated. Buyer is duly licensed and qualified to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction set forth in
Schedule 3.1, which are all jurisdictions where the character of its business or
------------
the nature of its properties or assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified, licensed or in good standing would not individually or in the aggregate have a material adverse effect on the businesses, prospects, results of operations, financial conditions or assets of Buyer.

       3.2  Articles of Incorporation, By-Laws and Governing Documents.
            ----------------------------------------------------------
Schedule 3.2 contains true and complete copies of the Articles of Incorporation
------------
of Buyer, including all amendments thereto (certified by the Secretary of State of its jurisdiction of incorporation), and By-Laws of Buyer, including all amendments thereto (certified by its corporate Secretary), as in effect on the date hereof. Such By-Laws and Articles of Incorporation will not be amended, rescinded or otherwise modified between the date hereof and the Closing Date.
Schedule 3.2 also contains true and complete copies of the governing documents,
------------
including all amendments thereto of Gerdau, as in effect on the date hereof and such governing documents will not be amended, rescinded or otherwise modified between the date hereof and the Closing Date.

       3.3  Authority of Buyer.  Gerdau and Buyer have full power and legal
            ------------------
capacity to execute and deliver this Agreement, Buyer Notes, and the other agreements required to be executed and delivered by Gerdau and Buyer hereunder (the "Buyer Documents") and to carry out the transactions contemplated hereby. The execution, delivery and performance of Buyer Documents by Gerdau and Buyer have been duly authorized by all necessary action on the part of Gerdau and Buyer. The Buyer Documents are valid and binding agreements of Gerdau and Buyer enforceable against Gerdau and Buyer in accordance with their respective terms. Except for (i) compliance with the HSR Act referenced in Section 4.6 below, and
(ii) voluntary notification under Section 721 of the Defense Production Act of 1950, as amended (the "Exon-Florio Amendment"), no consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority, or any consent, authorization or approval of any third party, is necessary in order to enable Gerdau and Buyer to enter into and perform the obligations under the Buyer Documents, and neither the execution and delivery of the Buyer Documents nor the consummation of the transactions contemplated thereby will:

     (a) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the Articles of Incorporation or By-Laws of Buyer or the governing documents of Gerdau;

     (b) conflict with, require any consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of Gerdau or Buyer by the terms of, any evidence of indebtedness or agreement to which the Gerdau or Buyer is a party, in each case with or without notice for lapse of time or both, including any mortgage or deed of trust or other agreement creating a lien, charge or encumbrance to which any property of Gerdau or Buyer is subject, or permit the termination of any such agreement by another person;

     (c) result in the creation or imposition of any security interest, lien, charge or other encumbrance upon, or restriction on the use of, any property or assets of Gerdau or Buyer under any agreement or commitment to which either is bound;

     (d) accelerate, constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of Gerdau or Buyer to accelerate the maturity of such indebtedness;

     (e) conflict with or result in the breach of or violation of any writ, judgment, order, injunction, decree or award of any court of governmental body or agency or arbitration tribunal that is binding on Gerdau or Buyer; or

     (f) constitute a violation by Gerdau or Buyer of any statute, law, or regulation of any jurisdiction, foreign or domestic.

  3.4  Securities Acknowledgment.
       -------------------------

     (a) Buyer is acquiring the Purchased Stock solely for Buyer's own account for investment purposes and not with a view to or an interest in participating, directly or indirectly, in the resale thereof. Buyer's principal place of business is located in the State of Delaware. Buyer acknowledges that all Purchased Stock acquired by Buyer will be sold to Buyer without registration and in reliance upon certain exemptions under the Securities Act as amended, in reliance upon certain exemptions from registration requirements and under applicable state securities laws. Buyer will make no transfer or assignment of any of the stock except in compliance with the Securities Act and any other applicable securities laws, or pursuant to applicable exemptions from the aforementioned laws.

     (b) Neither Seller nor any person acting on its behalf has offered the Purchased Stock to Buyer by means of general or public solicitation or general or public advertising, such as newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

     (c) Buyer has reviewed this Agreement, including all Schedules, and acknowledges it is experienced in evaluating and investing in companies similar to FLS and AmeriSteel, can bear the economic risk of purchasing the Purchased Stock, including a complete loss of the investment, for an indefinite period of time, and has enough knowledge and experience in financial and business matters to evaluate the merits and risks of its purchase of stock in reliance upon the representations and warranties of Buyer given hereunder.

     (d) Buyer consents, agrees and acknowledges that the certificate or certificates representing the Purchased Stock will be inscribed with the following legend, or another legend to the same effect, and agrees to the restrictions set forth therein:

     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any other jurisdiction, in reliance upon exemptions from the registration requirements of such laws. The shares represented by this certificate may not be sold or otherwise transferred, nor will any assignee or endorsee hereof be recognized as an owner of the shares by the issuer unless: (i) a registration statement pursuant to the Securities Act of 1933 and other applicable securities laws with respect to the shares and the transfer shall then be in effect; or (ii) in the opinion of counsel satisfactory to the issuer, the shares are transferred in a transaction which is exempt from the registration requirements of such laws.

       3.5  Pending Actions.  There are no actions, suits, claims or proceedings
            ---------------
pending, or to the knowledge of Buyer, threatened against Buyer or any of its subsidiary companies at law or in equity or by any governmental agency or instrumentality, domestic or foreign, which materially adversely affect or are likely to materially adversely affect, (i) Buyer's financial condition, or (ii) Buyer's right or ability to carry on its business substantially as now conducted, considering such condition in business as being the condition in business of Buyer and its subsidiary companies taken as a whole.

       3.6  Broker's or Finder's Fees.  No agent, broker, person or firm acting
            -------------------------
on behalf of Buyer is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.


                                   ARTICLE IV

                COVENANTS TO BE PERFORMED PRIOR TO THE CLOSING
                ----------------------------------------------

       The parties hereto covenant and agree that between the date hereof and the Closing Date:

       4.1  Operation in Ordinary Course.  From the date hereof to the Closing
            ----------------------------
Date, except as expressly consented to by Buyer, neither FLS nor AmeriSteel, shall:

     (a) borrow money in excess of $1 million in the aggregate, except for (i) advances in the ordinary course of business under current credit facilities, and (ii) borrowings to finance the acquisition of the manufacturing facilities of the former Brocker Rebar Company currently under lease by AmeriSteel;

     (b) extend loans other than the conversion of customer accounts receivable into notes receivable in accordance with past practice;

     (c) acquire or commit to acquire new businesses, or commit to divest itself of any material operating assets, other than those (i) held for sale and reflected as such on the Balance Sheet, or (ii) which are obsolete or non-productive assets;

     (d) make any dividends or capital distributions;

     (e) make any capital expenditures beyond current budgeted amounts, plus an additional $10 million;

     (f) permit any of its material assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind outside of the ordinary course of business;

     (g) outside the ordinary course of business, make or permit any amendment or termination of any material contract, agreement or license to which FLS or AmeriSteel is a party or by which it or any of its assets and properties are subject or bound;

     (h) write off as uncollectible any material notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to FLS or AmeriSteel;

     (i) cancel or waive any material claims or rights of substantial value outside of the ordinary course of business;

     (j) increase any executive personnel compensation outside of the ordinary course of business consistent with past practices;

     (k) issue new stock except with respect to existing employee stock plans or arrangements; or

     (l)  change method of accounting.

       4.2  Notice of Events.  Seller shall promptly notify Buyer of (i) any
            ----------------
event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement, (ii) any event, occurrence, transaction or other item which would have been required to have been disclosed on any Schedule or statement delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, other than items arising in the ordinary course of business which would not render any representation or warranty of Seller inaccurate or misleading, and (iii) any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against Seller or to the Knowledge of Seller against AmeriSteel or any of their respective officers, directors, employees, consultants, agents or shareholders with respect to the affairs of such corporation.

       4.3  Exclusive Dealing.  During the period from the date of this
            -----------------
Agreement to the Closing Date, Seller shall not take, and Seller shall make its best effort to cause AmeriSteel to refrain from taking, any action to directly or indirectly encourage, initiate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than Buyer, concerning the merger of AmeriSteel with any other entity, the purchase and sale of the assets and properties of AmeriSteel, the purchase and sale of the Purchased Stock, or any transaction similar to the foregoing involving AmeriSteel or Seller.

       4.4  Examinations and Investigations.  Prior to the Closing Date, Buyer
            -------------------------------
shall be entitled, through its employees and representatives, including, without limitation, its counsel, Greenberg Traurig, and Buyer's accountants, to make such investigation of the assets, properties, business and operations of FLS and such examination of the books, records and financial condition of FLS as it desires. Seller shall cause and specifically direct AmeriSteel and FLS prior to the Closing Date, to allow Buyer, through its employees and representatives, including without limitation, its counsel Greenberg Traurig, and Buyer's accountant, to make such investigation of the assets, properties, business and operations of AmeriSteel and such examination of the books, records and financial condition of AmeriSteel as Buyer desires. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and Seller shall cause and specifically direct AmeriSteel to cooperate fully therein. No investigation by Buyer (or failure to conduct such an investigation) shall diminish or obviate any of the representations, warranties, covenants or agreements of Seller under this Agreement, or Buyer's rights under Article VIII of this Agreement. Buyer, its employees and representatives shall keep confidential and shall not use in any manner any information or documents obtained from AmeriSteel or Seller concerning their respective assets, properties, business and operations, unless readily ascertainable from public or published information, or trade sources, or subsequently developed by Buyer independent of any investigation of AmeriSteel, or received from a third party not under an obligation to AmeriSteel or Seller to keep such information confidential. If this Agreement terminates, any documents obtained from Seller or AmeriSteel shall be promptly returned.

       4.5  Release of Guaranties, Discharge of MIC Loan.  Buyer shall secure
            --------------------------------------------
the release of Seller from any guaranties entered into by Seller on behalf of FLS, contingent upon the Closing, other than the guaranty of Seller relating to
                                  ----------
FLS's loan from Mitsubishi International Corporation ("MIC").

       4.6  Hart-Scott-Rodino Act.  The parties shall respond promptly to
            ---------------------
requests to file such additional information and documentary materials as may be requested pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") sufficiently in advance of the Closing Date to allow the period specified by the HSR Act and any extensions thereof to expire prior to the Closing Date.

                                    ARTICLE V

           CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE
           --------------------------------------------------------

  The obligation of Buyer to complete the Closing is subject to the satisfaction on or before the Closing Date of each of the following conditions precedent; provided, however, that the election of Buyer to complete the Closing, notwithstanding that any such condition is not fulfilled by such time, shall not preclude Buyer from seeking redress from Seller for Breach of the terms of this Agreement, provided that if Buyer has actual knowledge of the failure, notice of the failure to fulfill the condition has been provided to Seller and Seller has been given a reasonable opportunity to fulfill the condition or elect not to Close without penalty.

        5.1  Accuracy of Representations and Warranties.  The representations
             ------------------------------------------
and warranties of Seller set forth in Article II shall have been true and correct in all respects on the date made and shall be true and correct in all respects on the Closing Date, other than for matters permitted by this Agreement. Buyer shall have received a certificate to that effect signed by an executive officer of Seller. The parties expressly intend that a non-material breach by Seller of its representations and warranties shall not give Buyer the right to refuse to consummate the Closing or to terminate this Agreement pursuant to Article IX. However, Closing under such circumstances shall be without prejudice to Buyer's rights of indemnification under Article VIII hereof, unless Buyer has actual knowledge of the breach on or prior to the Closing and has consummated the Closing of this Agreement without affording Seller notice of the breach and a reasonable opportunity to cure the breach, or elect not to close without penalty.

        5.2  Performance Of Covenants.  Seller shall have performed and complied
             ------------------------
with all the covenants, obligations, and conditions required to be performed or complied with by Seller on or before the Closing Date pursuant to this Agreement. Buyer shall have received a certificate to that effect signed by an executive officer of Seller. The parties expressly intend that a non-material failure by Seller to perform or comply with any such covenant, obligation, or condition shall not give Buyer the right to refuse to consummate the Closing or to terminate this Agreement pursuant to Article IX. However, such Closing shall be without prejudice to Buyer's rights of indemnification under article VII hereof, unless Buyer has actual knowledge of the failure on or prior to the Closing and has consummated the Closing of this Agreement without affording Seller notice of the failure and a reasonable opportunity to cure the failure, or elect not to close without penalty.

        5.3  Certified Copy of Authorizing Resolutions.  Buyer shall have
             -----------------------------------------
received a copy of Seller's board of director resolutions approving this transaction, duly certified by the Secretary or similar officer of Seller.

        5.4  No Material Adverse Change.  Prior to the Closing Date, there shall
             --------------------------
be no material adverse change in the assets or liabilities, the business or condition, (financial or otherwise) of FLS or AmeriSteel.

        5.5  Governmental Permits and Approvals.  All permits and approvals from
             ----------------------------------
any governmental or regulatory body (if any) required for the lawful consummation of the Closing and the continued operation of the business of AmeriSteel shall have been obtained, including termination or early termination of the waiting period prescribed by the HSR Act, and all necessary governmental consents (if any) to the continuation of operation permits (environmental or otherwise) which otherwise may be affected by a change in control of AmeriSteel. In the event that such items are not obtained, Buyer's sole remedy (notwithstanding any other provision of this Agreement to the contrary) is to delay the Closing for a period not to exceed thirty (30) days.

        5.6  Opinions of Counsel.  Buyer shall have received the opinion of
             -------------------
Seller's special transaction counsel, Smith, Gambrell and Russell, LLP, substantially in the form attached hereto as Exhibit 5.6 (a). Buyer shall have received the opinion of Braun Moriya Hoashi & Kubota, special Japanese counsel to Seller, substantially in the form of Exhibit 5.6 (b). Buyer shall also have received the opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, general counsel to AmeriSteel, in substantially in form attached hereto as
Exhibit 5.6 (c).

        5.7  No Litigation.  No action, suit, or proceeding shall be pending or
             -------------
threatened before any court or quasi-judicial or administrative agency of any federal, state, or local jurisdiction, or before any arbitrator, wherein an unfavorable injunction, judgement, order, decree, ruling, or charge would (a) prevent the consummation of any of the transactions contemplated by this Agreement or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

        5.8  Certificates of Good Standing.  At Closing, Seller shall have
             -----------------------------
delivered to Buyer certificates of existence and good standing of FLS from the office of the Delaware Secretary of State and of AmeriSteel from the office of the Florida Secretary of State dated not earlier than ten (10) days prior to the Closing Date. Seller shall also deliver a certificate of existence of AmeriSteel from each jurisdiction set forth on
Schedule 2.1 certifying the due qualification of AmeriSteel to transact business
------------
in said jurisdictions as a foreign corporation dated not earlier than ten (10) days prior to the Closing Date.

        5.9  Compliance With HSR.  The parties acknowledge, that all applicable
             -------------------
waiting periods under the HSR Act have expired or otherwise been terminated.

        5.10 Third-Party Consents.  All consents, permits, waivers and approvals
             --------------------
from parties to material contracts or other agreements with Seller, FLS, and to the Knowledge of Seller, AmeriSteel, that may be required in connection with the performance by Seller of its obligations under this Agreement or the continuance of such contracts or other agreements with either FLS or AmeriSteel without material modification after the Closing shall have been obtained (with satisfactory written evidence thereof, and with recordable form where necessary) and furnished to Buyer at the Closing).

        5.11 Transfer Taxes.  Seller shall have paid, or caused to be paid, all
             --------------
stock transfer and other taxes, if any, required to be paid in connection with the sale and delivery to Buyer of the Purchased Stock, and shall have caused all appropriate stock transfer tax stamps, if any, to be affixed to the certificates representing the Purchased Stock.

        5.12 Stock Certificates.  A stock certificate or certificates
             ------------------
representing all of the Purchased Stock, shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank, and ready for immediate delivery to Buyer.

        5.13 Shareholder's Agreement.  A shareholders agreement by and among
             -----------------------
Buyer, Seller, and FLS substantially in the form of Exhibit 5.13 hereto (the "Shareholders Agreement") shall be ready for immediate execution and delivery by Seller. Seller shall cause FLS to execute such Shareholders Agreement.

        5.14 Sumitomo Corporation.  Seller agrees to request SC Steel
             --------------------
Investment, Inc., a Delaware corporation and a wholly-owned subsidiary of Sumitomo Corporation , to maintain its current holdings of 455,545 shares of AmeriSteel common stock subsequent to the Closing of the Transaction. As long as the request is made in good faith, Seller's obligations under this Section shall be deemed discharged.

        5.15 Resignations of Directors and Officers.  Seller shall deliver
             --------------------------------------
signed resignations of any director and officer of FLS and AmeriSteel under the control of Seller (other than the "Kyoei FLS Designee" and the "Kyoei AmeriSteel Designee" as defined in the aforementioned Shareholders Agreement) requested by Buyer dated the Closing Date.

                                    ARTICLE VI

           CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE
           ---------------------------------------------------------

       The obligations of Seller to complete the Closing are subject to the satisfaction on or before the Closing Date of each of the following conditions precedent; provided, however, that the election by Seller to complete the Closing notwithstanding that any such condition is not fulfilled by such time shall not preclude Seller from seeking redress from Buyer or Gerdau for breach of the terms of the Agreement, provided that if Seller has actual knowledge of the failure, notice of the failure to fulfill the condition has been provided to Buyer and Gerdau and they have been given a reasonable opportunity to fulfill the condition or elect not to close without penalty.

        6.1  Accuracy of Representations and Warranties.  The representations
             ------------------------------------------
and warranties of Buyer and Gerdau set forth in Article III shall have been true and correct in all material respects on the date made, and shall be true and correct on the Closing Date. Seller shall have received a certificate to that effect signed by a duly authorized officer of Buyer and Gerdau. The parties expressly intend that a non-material breach by Buyer or Gerdau of its representations and warranties shall not give Seller the right to refuse to consummate the Closing or to terminate this agreement pursuant to Article X. However, such Closing shall be without prejudice to Seller's rights of indemnification under Article IX hereof, unless Seller has actual knowledge of the breach on or prior to the Closing and has consummated the Closing of this Agreement without affording Buyer and Gerdau notice of the breach and a reasonable opportunity to cure the breach, or elect not to close without penalty.

        6.2  Performance of Covenants.  Buyer and Gerdau shall have performed
             ------------------------
and complied with all covenants, obligations, and conditions required to be performed or complied with by Buyer and Gerdau on or before the Closing Date pursuant to this Agreement. Seller shall have received a certificate to that effect signed by a duly authorized officer of Buyer and Gerdau. The parties expressly intend that a non-material failure by Buyer or Gerdau to perform or comply with any such covenant, obligation, or condition shall not give Seller the right to refuse to consummate the Closing or to terminate this Agreement pursuant to Article X. However, such Closing shall be without prejudice to Seller's rights of indemnification under Article IX hereof, unless Seller has actual knowledge of the failure on or prior to the Closing and has consummated the Closing of this Agreement without affording Buyer and Gerdau notice of failure and a reasonable opportunity to cure the failure, or elect not to close without penalty.

        6.3  Opinion of Buyer and Gerdau's Counsel.  Seller shall have received
             -------------------------------------
an opinion of Greenberg Traurig, counsel to Buyer and Gerdau, substantially in the form attached hereto as Exhibit 6.3.

        6.4  No Litigation.  No action, suit, or proceeding shall be pending or
             -------------
threatened before any court or quasi-judicial or administrative agency of any federal, state, or local jurisdiction, or before any arbitrator, wherein an unfavorable injunction, judgement, order, decree, ruling, or charge would (a) prevent the consummation of any of the transactions contemplated by this Agreement or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

        6.5  Certificates of Good Standing.  At Closing Buyer shall provide
             -----------------------------
Seller with a certificate of existence and good standing from the office of the Delaware Secretary of State, certifying the existence and good standing of Buyer in the State of Delaware. Such certificate shall be dated not more than ten
(10) days prior to the Closing Date.

        6.6  Standby Letter of Credit.  Buyer shall have delivered to Seller
             ------------------------
three (3) letters of credit in the form attached hereto as Exhibit 6.6 from a Bank reasonably acceptable to Seller to secure payment, in the respective amounts of each of the Buyer Notes described in Section 1.2(b).

        6.7  Buyer Notes.  The Buyer Notes shall have been duly executed,
             -----------
notarized and ready for immediate delivery to Seller.

        6.8  Certified Copy of Authorizing Resolutions.  Seller shall have
             -----------------------------------------
received a copy of Buyer and Gerdau's resolutions approving this transaction, duly certified by a secretary or equivalent officer of Buyer and Gerdau.

        6.9  Shareholders Agreement.  The Shareholders Agreement shall be ready
             ----------------------
for immediate execution and delivery by Buyer.

                                  ARTICLE VII

                      ACTIONS TO BE TAKEN AT THE CLOSING
                      ----------------------------------

  The following actions shall be taken at the Closing, each of which shall be conditioned on completion of all the others and all of which shall be deemed to have taken place simultaneously:

        7.1  Stock Certificates.  Seller shall deliver to Buyer stock
             ------------------
certificate(s) representing all of the Purchased Stock, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, in accordance with the terms of Section 1.1 of this Agreement.

        7.2  Purchase Price.  Buyer shall deliver to Seller the Purchase Price
             --------------
in accordance with the terms of this Agreement, including the Cash Consideration by wire transfer of immediately available U.S. funds, the Buyer Notes and the letters of credit as provided in Section 6.6 above.

        7.3  Collateral Documents.  Each party shall deliver to the other those
             --------------------
certificates and opinions specified in Articles V and VI above, as well as the Shareholders Agreements, and otherwise satisfy the other party's conditions to Closing specified in Sections V and VI above.

                                  ARTICLE VII

                            POST-CLOSING COVENANTS
                            ----------------------

  As to the loan from MIC to FLS, Buyer acknowledges and agrees that MIC has the right, and intends to exercise the right, to call the loan on or subsequent to the Closing, and such call will result in repayment of the loan being accelerated. Such loan is indirectly guaranteed by Seller. Buyer covenants and agrees to cause FLS to notify MIC within one (1) business day subsequent to the Closing that the Closing has occurred. In the event that MIC demands repayment of the loan, Buyer further covenants and agrees that it will cause FLS to repay the loan, in full, in accordance with the terms of the loan, such that Seller shall have no direct or indirect liability, damage, loss, cost or expense in connection with Seller's guarantee of such loan. Buyer acknowledges and agrees that these post-closing covenants by Buyer are individually and collectively material inducements to Seller entering into this Agreement, and that if Buyer breaches these covenants (or either of them), Seller shall have all of the rights and remedies set forth in Article IX; provided, however, that the limitations on Buyer's liability set forth in Section 9.5 shall not apply to Buyer's obligations in this Article VIII.

                                  ARTICLE IX

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
          -----------------------------------------------------------

        9.1  Survival of Representations and Warranties.  All of the
             ------------------------------------------
representations and warranties of Seller and Buyer contained (i) in this Agreement and (ii) all instruments, certificates and related documents executed and delivered in connection herewith shall survive the Closing for 18 months, except that representations and warranties contained in Section 2.12 (including tax liabilities) shall survive for the applicable statutory period of limitations, provided, however, that any representation, warranty, covenant or agreement that would otherwise expire in accordance with of this Section 9.1 shall survive to the extent it is the subject of a valid Notice of Claim given prior to the date of expiration pursuant to Section 9.4, solely for purposes of the matters described in such Notice of Claim and until such Notice of Claim is resolved.

        9.2  Seller's Agreement to Indemnify.  Except as expressly provided in
             -------------------------------
Section 9.4(b), and subject to the provisions of Section 9.5 hereof, Seller shall defend, indemnify and hold harmless Buyer and Gerdau (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all direct or indirect, demands, claims, payments, defenses, obliga tions, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including without limitation punitive, exemplary or consequential damages, lost income and profits, interruptions of business, liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder), and interest on any amount payable as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Buyer or Gerdau or any of their respective directors, officers, employees, agents, affiliates, successors or assigns (a "Loss of Buyer") by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

         (a) any breach of any representation and warranty contained in this Agreement or any misrepresentation in or omission on the part of Seller contained in any certificate furnished or to be furnished to Buyer by Seller pursuant to this Agreement; or

         (b) any breach or nonfulfillment on the part of Seller of any covenant contained in this Agreement.

        9.3  Buyer's Agreement to Indemnify. Except as expressly provided in
             ------------------------------
Section 9.4(b), Buyer shall defend, indemnify and hold harmless Seller from and against any and all direct or indirect, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including without limitation punitive, exemplary or consequential damages, lost income and profits, interruptions of business, liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder), and interest on any amount payable as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Seller or any of its respective directors, officers, employees, agents, affiliates, successors or assigns (a "Loss of Seller") by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

       (a) any breach of any representation and warranty or nonfulfillment of any covenant or agreement on the part of Buyer contained in this Agreement or any misrepresentation in or omission from or nonfulfillment of any covenant on the part of Buyer contained in any certificate furnished or to be furnished to Seller by Buyer pursuant to this Agreement; and

       (b) any guarantee entered into by Seller on behalf of FLS which is not released at Closing.

        9.4  Indemnification Procedure.
             -------------------------

       (a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any damage, claim, loss, liability or expense or other matter which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the "Notice of Claim"). The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification, to the extent the same can reasonably be estimated. Any failure on the part of an Indemnitee to give timely notice to the Indemnitor of a claim shall not affect the right of the Indemnitee to obtain indemnification from the Indemnitor with respect to such claim; (i) unless the Indemnitor is actually harmed by such failure to notify, and only to the extent of such actual harm, or (ii) the notice is subsequent to the expiration of the survival period, in which case the claim shall be disallowed.

       (b) With respect to any matter set forth in a Notice of Claim relating to a third party claim the Indemnitor shall defend, in good faith and at its expense, any such claim, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Indemnitor is defending, in good faith, any such third party claim, and subject to adequate assurances of payment, the Indemnitee shall not settle or compromise such third party claim. The Indemnitee shall make available to the Indemnitor or its representatives at its expense all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not timely and in good faith defend any such third party claim or if the Indemnitor does not provide the Indemnitee with prompt and reasonable assurances (including adequate security) that the Indemnitor will satisfy the third party claim, the Indemnitee may, at its option, elect to defend any such third party claim, at the Indemnitor's expense. An Indemnitor may not settle or compromise any claim without obtaining a full and unconditional release of the Indemnitee and on such terms and conditions which are acceptable to the Indemnitee.

        9.5  Limitations on Liability of Seller and Buyer.  Seller shall have no
             --------------------------------------------
liability with respect to Losses of Buyer subject to indemnification hereunder until the total of all Losses of Buyer exceeds $300,000 (excluding (i) any stamp tax on the transfer of the Purchased Stock, and (ii) Seller's breach of the representations and warranties set forth in Section 2.30 above ("Broker's or Finder's Fees")) and then only for the amount by which such Losses of Buyer exceed such $300,000 threshold. Except with regard to Seller for breach of warranty of title to the Purchased Stock as set forth in Section 2.4(a), in no event shall the aggregate liability of either Seller or Buyer under this Article IX exceed an aggregate with respect to each such party of $75,000,000. In the event this
Article IX relates to a breach of warranty of title by Seller with respect to the Purchased Stock as set forth in Section 2.4(a), the aggregate liability of Seller shall not exceed the Purchase Price.

                                   ARTICLE X

                           TERMINATION OF AGREEMENT
                           ------------------------

        10.  Termination.  This Agreement may be terminated prior to the Closing
             -----------
only as follows:

             (a) at the election of Seller, if any one or more of the conditions to the obligations of Seller to close as described in Article VI has not been fulfilled as of the Closing Date, or if as of the Closing Date Buyer would be in breach, in any material respect of any representation, warranty, covenant or agreement contained in this Agreement if the Closing had already occurred;

             (b) at the election of Buyer, if any one or more of the conditions to the obligations of Buyer to close as described in Article V has not been fulfilled as of the Closing Date, or if as of the Closing Date Seller would be in breach, in any material respect of any representation, warranty, covenant or agreement contained in this Agreement if the Closing had already occurred;

             (c) at the election of Seller or Buyer, if any legal proceeding is commenced or threatened by any governmental or regulatory body or other person directed against the consummation of the Closing or any other transaction contemplated under this Agreement and either Seller or Buyer, as the case may be, reasonably and in good faith deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof;

             (d) at any time on or prior to the Closing Date, by mutual written consent of the parties hereto; or

             (e) at any time after September 27, 1999, at the election of either
                 Buyer or Seller, if the Closing has not occurred by that time.

        10.2 Survival.  If this Agreement is terminated pursuant to Section
             --------
10.1, this Agreement shall become void and of no further force and effect, except for the provisions of Section 4.4 relating to the obligation of Buyer to keep certain information confidential, Section 11.3 (relating to expenses), and none of the parties hereto shall have any liability in respect of such termination, except that any party shall be liable to the extent that failure to satisfy the conditions of Article V, VI or VII results from such party acting in bad faith or from the intentional or willful violation of the representations, warranties, covenants or agreements of such party under this Agreement.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

        11.1 Knowledge.  Where any representation or warranty contained in this
             ---------
Agreement is expressly qualified by reference to the Knowledge, information or belief of Seller, this means the actual knowledge of Seller, or knowledge Seller should have had as the controlling shareholder of AmeriSteel had it used commercially reasonable efforts to obtain such knowledge.

        11.2 Gender.  All pronouns and any variations thereof refer to the
             ------
masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

        11.3 Expenses.  Except as otherwise expressly set forth herein, Buyer
             --------
and Seller shall pay its own expenses, including the fees and disbursements of their respective counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the trans actions contemplated hereby, including but not limited to Buyer being responsible for all fees and costs in connection with the wire transfer of the Cash Consideration, and any bank charges in connection with payment of Buyer Notes, but in all cases excluding (i) any fees, charges or expenses relating to the receipt of funds by Seller in Japan, or (ii) fees or loading charges to exchange the payments called for in the Cash Consideration and Buyer Notes from U.S. Dollars to Japanese Yen.

        11.4 Entire Agreement.  This Agreement including the schedules, Exhibits
             ----------------
and the Ancillary Documents contains the entire agreement of the parties with respect to the subject matter hereof, all previous agreements and discussions relating to the same or similar subject matter being merged herein. The parties acknowledge and agree that neither of them has made any representations with respect to the subject matter of this Agreement or any representations inducing the execution and delivery hereof except as specifically set forth herein. Each of the parties hereto acknowledges that it has relied on its own judgment in entering into this Agreement. This Agreement may not be changed, amended, or modified including
                                                                   ---------
specifically the provisions of this paragraph, except by a writing signed by
---------------------------------------------
both parties hereto. The provisions of this paragraph may not be changed, amended, modified, terminated, or waived as a result of any failure to enforce any provision or the waiver of any specific breach or breaches thereof or any course of conduct or course of dealing of the parties.

        11.5 Notices.  All notices and other communications hereunder shall be
             -------
in writing and shall be deemed to have been given only if and when (i) personally delivered or (ii) in the event that a facsimile copy of a notice or communication is dispatched and received, the Business Day (defined below) after the facsimile was originally dispatched only if a hard copy of the document is sent on the Business Day of dispatch by an internationally recognized expedited delivery service, or (iii) when delivered (as evidenced by a receipt) by an internationally recognized expedited delivery service, addressed in each case as follows:

             (a)    If to Seller to:

                    Kyoei Steel Ltd.
                    18F Aqua Dojima West Building
                    1-4-16, Dojimahama, Kita-Ku
                    Osaka 530-0004, Japan
                    Attention: Ryutaro Yoshioka
                    Facsimile: 06-6346-5210
                    with a copy in like manner to:

                    Smith, Gambrell & Russell, LLP
                    1230 Peachtree Street, NE
                    Suite 3100, Promenade II
                    Atlanta, Georgia  30309-3592
                    Attention:  Arthur Jay Schwartz
                    Facsimile (404) 685-6932

             (b)    If to Buyer to

                    Gerdau S.A.
                    Av. Farrapos, 1811
                    90220-005 Porto Alegre -RS - Brazil
                    Attention: Osvaldo B. Schirmer
                    Facsimile: 55 (51) 323-2293

                    with a copy in like manner to:

                    Greenberg Traurig
                    The Met Life Building
                    200 Park Avenue
                    New York, New York  10166
                    Attention:  Ross Kaufman
                    Facsimile (212) 801-9254

Each party may change its address for the giving of notices and communications to it, and/or copies thereof, by written notice to the other parties in conformity with the foregoing. For purposes of this Agreement, "Business Day" is defined as the 24 hour period, New York time, on any day when national banks located in New York City are open for business, regardless of the corresponding time or date at Buyer's or Seller's place of business as set forth above.

        11.6 No Third Party Beneficiaries.  All conditions of the obligations of
             ----------------------------
the parties hereto, and all undertakings herein, are solely and exclusively for the benefit of the parties hereto and their respective successors and assigns, and no other person or entity shall have standing to require satisfac tion of such conditions or to enforce such undertakings in accordance with their terms, or be entitled to assume that any party hereto will refuse to consummate the purchase and sale contemplated hereby in the absence of strict compliance with any or all thereof, and no other person or entity shall, under any circumstances, be deemed a beneficiary of such conditions or undertakings, any or all of which may be freely waived in whole or in part, by mutual consent of the parties hereto at any time, if in their sole discretion they deem it desirable to do so.

        11.7 Headings.  The Table of Contents and Article and Section headings
             --------
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        11.8 Governing Law.  The interpretation and construction of this
             -------------
Agreement, and all matters relating hereto, shall be governed by the internal laws of the State of Delaware.

        11.9 Parties in Interest.  This Agreement may not be transferred,
             -------------------
assigned, pledged or hypothecated by either party hereto, other than by operation of law or with the consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

        11.10 Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, all of which taken together shall constitute one instrument.

        11.11 Severability.  If any provision of this Agreement or the
              ------------
application thereof to any person, entity or circumstances shall be invalid or unenforceable to any extent, then such provision or application shall be modified to the minimum extent necessary to render it valid and enforceable, and the remainder of this Agreement and the application of such provision to the parties hereto and the transactions contemplated hereby shall not be affected and shall be enforced to the greatest extent permitted by law, unless prior to Closing, such provision cannot be modified without materially impairing the ability of a party to enjoy the benefit of its bargain hereunder.

        11.12 Arbitration.
              -----------

        (a) Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation thereof, the agreements to be entered into between or among the parties to this Agreement, or any arrangements relating hereto or contemplated herein or the breach, termination or invalidity thereof shall be settled exclusively and finally by arbitration. It is specifically understood and agreed that any disagreement, dispute or controversy which cannot be resolved between the parties, including any matter relating to the interpretation of this Agreement and any technical matters arising hereunder, may be submitted to arbitration irrespective of the magnitude thereof, the amount in controversy or whether such disagreement, dispute or controversy would otherwise be considered justiciable or ripe for resolution by a court or arbitral tribunal.

        (b) The arbitration shall be conducted in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA") and the Supplementary Procedure for Large, Complex Disputes, as in effect on the date of this Agreement, except as those Rules conflict with the provisions of this Article XI in which event the provisions of this Article XI shall control.

        (c) The arbitration shall be administered by the AAA. The language of the arbitration shall be English.

        (d) The arbitral tribunal shall consist of three arbitrators agreed to by both parties to the dispute or, if the parties to the dispute shall not have agreed upon three arbitrators within sixty (60) days after receipt by the respondent of the notice of arbitration, by an arbitral tribunal consisting of three independent and impartial arbitrators appointed by the AAA. In making the appointments, the AAA shall use the following list procedure unless the parties to the dispute agree that the list procedure should not be used:

        (i) at the request of any of the parties to the dispute, the AAA shall communicate to both parties to the dispute an identical list of arbitrators containing at least nine names;

        (ii) within fifteen (15) days after the receipt of this list, each party to the dispute may return the list to the AAA after having deleted the name or names to which it objects and having numbered the remaining names on the list in the order of its preference;

        (iii) after the expiration of the above period of time, the AAA shall appoint the three arbitrators from among the names approved on the lists returned to it, to the extent possible in accordance with the order of preference indicated by the parties to the dispute (consistent with the last sentence of Section 11.15(b) hereof); and

        (iv) if for any reason the appointments cannot be made according to this list procedure and the parties do not agree upon an alternative procedure the AAA may exercise its discretion in appointing the three arbitrators.

From among the three arbitrators appointed through the foregoing procedure, the AAA shall elect a chairman.

        (e) In proposing arbitrators the AAA shall endeavor to nominate persons of reputation and experience in the matters in controversy who are competent in English, but no claim that the AAA has failed to do so shall be admissible to delay the arbitration or deny confirmation or enforcement of any award. No person shall be nominated who is or at any time was an employee of or recipient of compensation from, or the holder of any material pecuniary interest in, either party or any affiliate of either party.

        (f) The arbitration shall be conducted in Wilmington, Delaware, or in such other city as the parties to the dispute may designate by mutual consent.

        (g) At any time after an arbitration has commenced, either party may serve on the other party a request (a) to produce and permit the party making the request, or its representative, to inspect and copy any designated documents (including writings, drawings, graphs, charts, photographs and other data compilations from which information can be obtained) or to inspect and copy, test or sample any tangible things which constitute or contain matters which are relevant to the subject matter involved in the arbitration and which are in the possession, custody or control of the responding party, or (b) to permit entry upon designated land or other property in the possession or control of the responding party for the purpose of inspection, measuring, surveying, photographing, testing or sampling the property or any designated object or operation thereon which is relevant to the subject matter involved in the arbitration. The request shall set forth the items to be inspected either by individual item or by category, shall describe each item with reasonable particularity, and shall specify a reasonable time, place and manner of making the inspection and performing the related acts. The party upon whom the request is served shall serve a written response within thirty days, unless the arbitral tribunal allows a longer or shorter time. The response shall specify each item or category, if any, to which an objection is made and the reasons for such objection. The party submitting the request may request the arbitral tribunal to require the responding party to produce any document or permit any inspection as to which an objection has been made and the arbitral tribunal shall so require unless, in its discretion, it determines that such document or inspection is not relevant to the subject matter of the arbitration, that such production or inspection would unduly and unnecessarily prolong the proceedings or that such production or inspection would be unduly annoying, embarrassing, oppressive, burdensome or expensive for the responding party. The arbitral tribunal shall have sole discretion (but in accordance with the foregoing standards) to determine all matters relating to production or inspection as aforesaid, including matters as to timing and procedure. In the event of a failure by a party to comply with an order of the arbitral tribunal or to produce a document or to permit inspection, the arbitral tribunal shall be entitled (a) to draw any reasonable inference as to the contents of such document or the probable results of such inspection unfavorable to the defaulting party and to rely upon that inference in reaching its decision and (b) to preclude the defaulting party from presenting testimony or other evidence with respect to the subject matter to which such document or inspection relates.

        (h) Each party shall extend to the arbitral tribunal all facilities for obtaining any information required by the tribunal.

        (i) In the event of the occurrence of a disagreement, dispute or controversy during the period of performance of this Agreement, the arbitral tribunal may establish such expedited or informal procedures for their resolution and take such interim measures (subject to later modification, if appropriate) as it deems appropriate in order to avoid delays to the extent possible. Pending the issuance of a decision or award, the parties shall continue performance under this Agreement, and the operations or activities which may have given rise to the arbitration shall not be discontinued.

         (j) At any oral hearing of evidence in connection with the arbitration, each party hereto or its legal counsel shall have the right to examine its witnesses and to cross-examine the witnesses of an opposing party. No evidence of witnesses shall be presented in written form unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties to the dispute otherwise agree or except under extraordinary circumstances where the interests of justice require a different procedure.

         (k) No award or other decision of the arbitral tribunal whether substantive or procedural shall be made by less than a majority of the arbitral tribunal. The award shall grant the relief, if any, determined by the arbitral tribunal to be appropriate and may, without limitation, direct the payment of damages, grant rescission or reformation, and direct or prohibit action by any party to the dispute. Whenever appropriate, the award shall specify a time for compliance therewith.

         (l) Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties hereto hereby waive any rights to appeal or to review of such award by any court or tribunal. The award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found. Judgment upon the award may be entered in any court having jurisdiction thereof.

         (m) Except as the arbitral tribunal may otherwise determine in its discretion or in the case of disputes arising out of a breach or alleged breach of this Agreement, each party to an arbitration shall bear its own costs including the costs and expenses of its witnesses and the parties shall share equally the fees, costs and expenses of the arbitral tribunal and the administering authority.

      11.13  Jurisdiction.  Any judicial proceeding brought against any of the
             ------------
parties to this Agreement as a result of Section 11.12 above on any dispute arising out of this Agreement or any matter related hereto may be brought, in the case of claims brought against Buyer or Seller, in the federal or state courts of the State of Delaware, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself the exclusive personal and subject matter jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

      11.14  Agent for Service of Process.  With respect to this Agreement and
             ----------------------------
for a period of two (2) years subsequent to the Closing each of the parties hereby irrevocably designates, appoints and empowers The Corporation Trust Company, having an office on the date hereof at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, as its authorized agent to receive and accept for and on behalf of service by mail of any and all legal process, summons, notices and documents that may be served in any such action or proceeding brought against either party in any federal or state court as described in
Section 11.3. In order for service under this Section to be effective, a duplicate copy of such service shall also be provided in accordance with the notice provisions of Section 11.5.

      11.15  Interpretation. The parties have participated jointly in the
             --------------
negotiation and drafting of this Agreement. Therefore, in the event of any ambiguity in the constitution of interpretation of this Agreement, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

      11.16  Schedules and Exhibits.  All Exhibits, Schedules and documents
             ----------------------
specified in this Agreement shall be deemed to be incorporated herein by reference thereto as if fully set out, and a matter disclosed in one Schedule or Exhibit shall be deemed to be disclosed in all other Schedules or Exhibits in which such disclosure is called for.

                                  ARTICLE XII

                                  GUARANTEES
                                  ----------

  Except as provided below, as a material inducement to Seller entering into this Agreement, Gerdau hereby unconditionally guarantees the full and prompt payment and performance of all obligations of Buyer under this Agreement as for Gerdau's own debt and obligation. Gerdau hereby waives any right to require Seller to take any action against Buyer prior to enforcing this guaranty against Gerdau. Gerdau agrees that Seller may grant one or more extensions to fulfill such obligations or release or reach a compromise with any person liable for such obligations without giving Gerdau notice or without obtaining Gerdau's consent. This guaranty is absolute, unconditional, continuing, primary and irrevocable under any and all circumstances and shall not be released, in whole or in part, by any action or thing which might, but for this provision be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission, action or failure to act by Seller (whether or not Gerdau's risk is varied or increased or its rights or remedies are affected thereby), or by reason of any further dealings between Seller and Buyer, and Gerdau hereby expressly waives and surrenders any defense to its liability hereunder based upon, and shall be deemed to have consented to, the foregoing. Gerdau hereby waives notice of acceptance hereof, notice of non-payment or default by Buyer, presentment, demand, notice of dishonor, protest and any other notices of any kind. This guaranty is a guarantee of payment and performance, not merely of collection. This guaranty is subject to Gerdau's right to assert any defense which could be asserted by Buyer. Under no circumstances shall Gerdau's liability to Seller exceed the liability of Buyer to Seller hereunder; provided, however, that the discharge in bankruptcy of Buyer shall not act to discharge Gerdau's obligations hereunder. So long as each of the Buyer Notes remains secured by a valid and enforceable standby letter of credit, as described in
Section 1.2(b) above, which is paid to Seller if Buyer fails to pay the Buyer Notes (or any of them) then this guaranty shall not apply to payments and obligations of Buyer related to the Buyer Notes.


                      [SIGNATURES TO FOLLOW ON NEXT PAGE]

  IN WITNESS WHEREOF, the parties have executed this agreement under seal as of the date first above written.


                            BUYER

                            GERDAU USA INC.

                            By:
                                -------------------------------------
                            Name:
                                 ------------------------------------
                            Title:
                                  -----------------------------------


                            GERDAU S.A.


                            By:
                                -------------------------------------
                            Name:
                                 ------------------------------------
                            Title:
                                  -----------------------------------


                            SELLER

                            KYOEI STEEL, LTD.


                            By:
                                -------------------------------------
                            Name:
                                 ------------------------------------
                            Title:
                                  -----------------------------------